GREAT AMERICAN COMMUNICATIONS COMPANY

                                         AND

                   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                       Trustee





                                 ___________________

                                      INDENTURE
                                 ___________________





                                     $250,000,000
                                   PRINCIPAL AMOUNT

                 9 % Senior Subordinated Notes Due February 15, 2004

                                  TABLE OF CONTENTS


                                                                       Page


          ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE  . . .   1
                     Section 1.1
                                Definitions . . . . . . . . . . . . . .   1
                     Section 1.2
                                Other Definitions . . . . . . . . . . .  22
                     Section 1.3
                     Incorporation by Reference of
                     TIA  . . . . . . . . . . . . . . . . . . . . . . .  23
                     Section 1.4
                                Rules of Construction . . . . . . . . .  23

          ARTICLE 2

                                      THE NOTES . . . . . . . . . . . .  23
                     Section 2.1
                                Form and Dating . . . . . . . . . . . .  23
                     Section 2.2Execution and Authentication  . . . . .  24
                     Section 2.3
                                Registrar and Paying Agent  . . . . . .  24
                     Section 2.4
                     Paying Agent to Hold Money in
                     Trust  . . . . . . . . . . . . . . . . . . . . . .  25
                     Section 2.5
                                Holder Lists  . . . . . . . . . . . . .  25
                     Section 2.6
                                Transfer and Exchange . . . . . . . . .  25
                     Section 2.7
                                Replacement Notes . . . . . . . . . . .  26
                     Section 2.8
                                Outstanding Notes . . . . . . . . . . .  26
                     Section 2.9
                                Treasury Notes  . . . . . . . . . . . .  27
                     Section 2.10
                                Temporary Notes . . . . . . . . . . . .  27
                     Section 2.11
                                Cancellation  . . . . . . . . . . . . .  27
                     Section 2.12
                                Defaulted Interest  . . . . . . . . . .  28
                     Section 2.13
                                Record Date . . . . . . . . . . . . . .  28
                     Section 2.14
                                CUSIP Number  . . . . . . . . . . . . .  28

          ARTICLE 3


                                         (i)

                                                                       Page




                          REDEMPTIONS AND OFFERS TO PURCHASE  . . . . .  28
                     Section 3.1
                                Notices to Trustee  . . . . . . . . . .  28
                     Section 3.2
                     Selection of Notes to be
                     Redeemed or Purchased  . . . . . . . . . . . . . .  29
                     Section 3.3
                                Notice of Redemption  . . . . . . . . .  30
                     Section 3.4
                                Effect of Notice of Redemption  . . . .  30
                     Section 3.5
                                Deposit of Redemption Price . . . . . .  31
                     Section 3.6
                                Notes Redeemed in Part  . . . . . . . .  31
                     Section 3.7
                                Optional Redemption . . . . . . . . . .  31
                     Section 3.8
                                Mandatory Offers  . . . . . . . . . . .  33

          ARTICLE 4

                                      COVENANTS . . . . . . . . . . . .  35
                     Section 4.1
                                Payment of Notes  . . . . . . . . . . .  35
                     Section 4.2
                                Reports . . . . . . . . . . . . . . . .  35
                     Section 4.3
                                Compliance Certificate  . . . . . . . .  36
                     Section 4.4
                                Stay, Extension and Usury Laws  . . . .  37
                     Section 4.5
                     Limitation on Restricted
                     Payments   . . . . . . . . . . . . . . . . . . . .  37
                     Section 4.6
                                Corporate Existence . . . . . . . . . .  38
                     Section 4.7
                                Limitation on Indebtedness  . . . . . .  38
                     Section 4.8
                     Limitation on Transactions with Affiliates   . . .  40
                     Section 4.9
                                Limitation on Liens . . . . . . . . . .  41
                     Section 4.10
                     Payment of Taxes and Other
                     Claims   . . . . . . . . . . . . . . . . . . . . .  42
                     Section 4.11
                     Restrictions Against
                     Limitations on Upstream Payments   . . . . . . . .  42


                                         (ii)

                                                                       Page




                     Section 4.12
                                Change of Control . . . . . . . . . . .  43
                     Section 4.13
                     Redemption from the Proceeds of Asset Sales  . . .  44
                     Section 4.14
                     Maintenance of Office or
                     Agencies   . . . . . . . . . . . . . . . . . . . .  47
                     Section 4.15Limitation on Certain Debt   . . . . .  47

          ARTICLE 5

                                      SUCCESSORS  . . . . . . . . . . .  50
                     Section 5.1
                                Merger or Consolidation . . . . . . . .  50
                     Section 5.2
                                Surviving Person Substituted  . . . . .  51

          ARTICLE 6

                                DEFAULTS AND REMEDIES . . . . . . . . .  51
                     Section 6.1
                                Events of Default . . . . . . . . . . .  51
                     Section 6.2
                                Acceleration  . . . . . . . . . . . . .  52
                     Section 6.3
                                Other Remedies  . . . . . . . . . . . .  53
                     Section 6.4
                                Waiver of Past Defaults . . . . . . . .  53
                     Section 6.5
                                Control by a Majority . . . . . . . . .  54
                     Section 6.6
                                Limitation on Suits . . . . . . . . . .  54
                     Section 6.7
                     Rights of Holders to Receive
                     Payment  . . . . . . . . . . . . . . . . . . . . .  54
                     Section 6.8
                                Collection Suit by Trustee  . . . . . .  55
                     Section 6.9
                     Trustee May File Proofs of
                     Claim  . . . . . . . . . . . . . . . . . . . . . .  55
                     Section 6.10
                                Priorities  . . . . . . . . . . . . . .  55
                     Section 6.11
                                Undertaking for Costs . . . . . . . . .  56

          ARTICLE 7



                                        (iii)

                                                                       Page




                                       TRUSTEE  . . . . . . . . . . . .  56
                     Section 7.1
                                Duties of Trustee . . . . . . . . . . .  56
                     Section 7.2
                                Rights of Trustee . . . . . . . . . . .  57
                     Section 7.3
                                Individual Rights of Trustee  . . . . .  58
                     Section 7.4
                                Trustee's Disclaimer  . . . . . . . . .  58
                     Section 7.5
                                Notice of Defaults  . . . . . . . . . .  58
                     Section 7.6
                                Reports by Trustee to Holders . . . . .  58
                     Section 7.7
                                Compensation and Indemnity  . . . . . .  59
                     Section 7.8
                                Replacement of Trustee  . . . . . . . .  59
                     Section 7.9
                     Successor Trustee by Merger,
                     etc.   . . . . . . . . . . . . . . . . . . . . . .  60
                     Section 7.10
                                Eligibility; Disqualifications  . . . .  60
                     Section 7.11
                     Preferential Collection of
                     Claims Against Company   . . . . . . . . . . . . .  60

          ARTICLE 8

                                DISCHARGE OF INDENTURE  . . . . . . . .  61
                     Section 8.1
                     Discharge of Liability on
                     Notes; Defeasance  . . . . . . . . . . . . . . . .  61
                     Section 8.2
                                Conditions to Defeasance  . . . . . . .  62
                     Section 8.3
                                Application of Trust Money  . . . . . .  62
                     Section 8.4
                                Repayment of Company  . . . . . . . . .  62
                     Section 8.5
                     Indemnity for U.S. Government
                     Obligations  . . . . . . . . . . . . . . . . . . .  63
                     Section 8.6
                                Reinstatement . . . . . . . . . . . . .  63

          ARTICLE 9

                                      AMENDMENTS  . . . . . . . . . . .  63


                                         (iv)

                                                                       Page




                     Section 9.1
                     Amendments and Supplements
                     Permitted Without Consent of Holders   . . . . . .  63
                     Section 9.2
                     Amendments and Supplements
                     Requiring Consent of Holders   . . . . . . . . . .  64
                     Section 9.3
                                Compliance with TIA . . . . . . . . . .  65
                     Section 9.4
                     Revocation and Effect of
                     Consents   . . . . . . . . . . . . . . . . . . . .  65
                     Section 9.5
                     Notation on or Exchange of
                     Notes  . . . . . . . . . . . . . . . . . . . . . .  66
                     Section 9.6
                                Trustee Protected . . . . . . . . . . .  66
                     Section 9.7
                     Amendments Requiring Consent of Holders of Senior
                     Indebtedness   . . . . . . . . . . . . . . . . . .  66

          ARTICLE 10

                                    SUBORDINATION . . . . . . . . . . .  67
                     Section 10.1
                                Agreement to Subordinate  . . . . . . .  67
                     Section 10.2
                     Liquidation; Dissolution;
                     Bankruptcy   . . . . . . . . . . . . . . . . . . .  67
                     Section 10.3
                                Default on Senior Indebtedness  . . . .  68
                     Section 10.4
                                Acceleration of Notes . . . . . . . . .  69
                     Section 10.5
                     When Distributions Must be Paid Over   . . . . . .  69
                     Section 10.6
                                Notice  . . . . . . . . . . . . . . . .  69
                     Section 10.7
                                Subrogation . . . . . . . . . . . . . .  70
                     Section 10.8
                                Relative Rights . . . . . . . . . . . .  70
                     Section 10.9
                     The Company and Holders May Not Impair Subordination    71
                     Section 10.10
                     Distribution or Notice to
                     Representative   . . . . . . . . . . . . . . . . .  72




                                         (v)

                                                                       Page




                     Section 10.11
                                Rights of Trustee and Paying
                                Agent . . . . . . . . . . . . . . . . .  72
                     Section 10.12
                     Authorization to Effect
                     Subordination  . . . . . . . . . . . . . . . . . .  72
                     Section 10.13
                                Payment . . . . . . . . . . . . . . . .  73
                     Section 10.14
                                Defeasance of this Article 10 . . . . .  73
                     Section 10.15
                                No Claims Against Subsidiaries  . . . .  73

          ARTICLE 11

                                    MISCELLANEOUS . . . . . . . . . . .  74
                     Section 11.1
                                Trust Indenture Act Controls  . . . . .  74
                     Section 11.2
                                Notices . . . . . . . . . . . . . . . .  74
                     Section 11.3
                     Communication by Holders with
                     Other Holders  . . . . . . . . . . . . . . . . . .  75
                     Section 11.4
                     Certificate and Opinion as to
                     Conditions Precedent   . . . . . . . . . . . . . .  75
                     Section 11.5
                     Statements Required in
                     Certificate or Opinion   . . . . . . . . . . . . .  75
                     Section 11.6
                                Rules by Trustee and Agents . . . . . .  75
                     Section 11.7
                                Legal Holidays  . . . . . . . . . . . .  76
                     Section 11.8
                                No Recourse Against Others  . . . . . .  76
                     Section 11.9
                                Counterparts  . . . . . . . . . . . . .  76
                     Section 11.10
                     Initial Appointments,
                     Compliance Certificates  . . . . . . . . . . . . .  76
                     Section 11.11
                                Governing Law . . . . . . . . . . . . .  76
                     Section 11.12
                     No Adverse Interpretation of
                     Other Agreements   . . . . . . . . . . . . . . . .  76
                     Section 11.13
                                Successors  . . . . . . . . . . . . . .  76


                                         (vi)

                                                                       Page




                     Section 11.14
                                Severability  . . . . . . . . . . . . .  77
                     Section 11.15
                                Third Party Beneficiaries . . . . . . .  77
                     Section 11.16
                     Table of Contents, Headings,
                     Etc.   . . . . . . . . . . . . . . . . . . . . . .  77

          EXHIBIT A - Form of Series A Note
          EXHIBIT B - Form of Series B Note







































                                        (vii)

                                CROSS-REFERENCE TABLE

                    TIA                                Indenture
                    Section                            Section

                    310(a)  (1) . . . . . . . . . . .  7.10
                       (a)  (2) . . . . . . . . . . .  7.10
                       (a)  (3) . . . . . . . . . . .  N.A.
                       (a)  (4) . . . . . . . . . . .  N.A.
                       (a)  (5) . . . . . . . . . . .  7.10
                       (b)    . . . . . . . . . . . .  7.10
                       (c)    . . . . . . . . . . . .  N.A.

                    311(a)    . . . . . . . . . . . .  7.11
                       (b)    . . . . . . . . . . . .  7.11
                       (c)    . . . . . . . . . . . .  N.A.

                    312(a)    . . . . . . . . . . . .  2.5
                       (b)    . . . . . . . . . . . .  11.3
                       (c)    . . . . . . . . . . . .  11.3

                    313(a)    . . . . . . . . . . . .  7.6
                       (b)  (1) . . . . . . . . . . .  N.A.
                       (b)  (2) . . . . . . . . . . .  7.6
                       (c)    . . . . . . . . . . . .  7.6, 11.2
                       (d)    . . . . . . . . . . . .  7.6

                    314(a)    . . . . . . . . . . . .  4.2, 11.2
                       (b)    . . . . . . . . . . . .  N.A.
                       (c)  (1) . . . . . . . . . . .  11.4
                       (c)  (2) . . . . . . . . . . .  11.4
                       (c)  (3) . . . . . . . . . . .  N.A.
                       (d)    . . . . . . . . . . . .  N.A.
                       (e)    . . . . . . . . . . . .  11.5
                       (f)    . . . . . . . . . . . .  N.A.

                    315(a)    . . . . . . . . . . . .  7.1
                       (b)    . . . . . . . . . . . .  7.5
                       (c)    . . . . . . . . . . . .  7.1
                       (d)    . . . . . . . . . . . .  7.1
                       (e)    . . . . . . . . . . . .  6.11

                    316(a)   (last sentence)  . . . .  2.9
                       (a)  (1) . . . . . . . . . . .  (A)6.5
                       (a)  (1) . . . . . . . . . . .  (B)6.4
                       (a)  (2) . . . . . . . . . . .  N.A.
                       (b)    . . . . . . . . . . . .  6.4, 6.7

                    317(a)  (1) . . . . . . . . . . .  6.8
                       (a)  (2) . . . . . . . . . . .  6.9
                       (b)    . . . . . . . . . . . .  2.4



                                        (viii)

                    318(a)    . . . . . . . . . . . .  11.1

          N.A. = not applicable



















































                                         (ix)

               INDENTURE dated as of February 18 , 1994, between Great American Communications Company, a Florida corporation (the "Company") and Shawmut Bank Connecticut, National Association, a national banking association organized under the laws of the United States (the "Trustee").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9 % Senior Subordinated Notes Due February 15, 2004, Series A and, if and when issued, the Company's 9 % Senior Subordinated Notes Due February 15, 2004, Series B.


                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1    Definitions.

               "Acquired Indebtedness" means, with respect to any specified Person and any Person acquired by such specified Person, Indebtedness of the Acquired Person existing at the time of the acquisition, including Indebtedness issued in connection with or in contemplation of, such acquisition.

               "Acquired Person" means, with respect to any specified Person, any other Person acquired by such specified Person, whether by purchase, merger, consolidation, other business combination or otherwise.

               "Additional Notes" means Notes (either Series A Notes or Series B Notes, but excluding Series B Notes issued with respect to the exchange of Initial Notes in a Registered Exchange Offer), if any, other than the Initial Notes, issued after the Issue Date under this Indenture in an aggregate principal amount not to exceed $50,000,000, provided that the Indebtedness evidenced by such Notes was not Incurred in violation of this Indenture.

               "AFC" means American Financial Corporation, an Ohio corporation.

               "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

               "Agent" means any Registrar, Paying Agent, Authenticating Agent or co-registrar.

               "Applicable Documents" means collectively the Purchase Agreement, the Registration Rights Agreement, this Indenture and the Notes.

               "Applicable Premium" means, with respect to any Note called for redemption by the Company after a Change of Control, the greater of (i) 1.0% of the then outstanding principal amount of such Note, and (ii) the total, if greater than zero, of (A) the present value of all required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, minus (B) the then outstanding principal amount of such Note, minus (C) any accrued and unpaid interest paid on such Note on the Redemption Date.

               "Approvals" means each and every approval, consent, filing or registration by, or with any Governmental Body, or any creditor or shareholder of the Company, necessary (i) to authorize or permit the execution, delivery or performance by the Company of the Applicable Documents, and (ii) for the validity or enforceability of any of such Applicable Documents against the Company.

               "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiaries with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly-Owned Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries or (iii) other assets or rights of such Person or any of its Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, in one or more related transactions. The term "Asset Sale" shall not include (i) any Permitted Disposition or (ii) any sale or issuance by the Company of Qualified Capital Stock of the Company.

               "Bank Agent Consent" means, with respect to any Asset Sale Payment (as defined in Section 4.13), the written consent of the Representative or Representatives of holders of at least a majority in outstanding principal amount of Senior Bank Debt (including unused commitments which, if funded, would constitute Senior Bank Debt) delivered by such Representative or Representatives to the Company, with a copy to the Trustee, prior to such Asset Sale Payment, pursuant to which such Representative or Representatives consent to such Asset Sale Payment and, consequently, the related permanent reduction (in the amount of such Asset Sale Payment) of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i). As of the Issue Date, The First National Bank of Boston would be the Representative entitled to give the Bank Agent Consent.

               "Bank Credit Agreements" means (i) the Loan Agreement, dated as of August 20, 1993, and amended and restated as of November 30, 1993, among GATR, the Company, Great American Television and Radio Holdings, Inc., Leisure Systems, Inc., Great American Broadcasting Company, Continental Bank, N.A. and The First National Bank of Boston, as managing agents, and the lenders party thereto, (ii) each instrument pursuant to which Obligations under the Bank Credit Agreements described in (i) above, or any subsequent Bank Credit Agreements, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iii) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any Bank Credit Agreements, in each case, as modified, amended, restated or supplemented from time to time.

               "Bank Lenders" means the lenders under the Bank Credit
          Agreements.

               "Bankruptcy Law" means Title 11, United States Code or any similar Federal or State law for the relief of debtors.

               "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

               "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

               "Broadcasting Station" means all related licenses, franchises and permits issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio, visual, or microwave signals within a geographic area for the purpose of providing commercial broadcasting television or radio, together with all Property owned or used in connection with the programming provided pursuant to, and all interest of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.

               "Business Day" means any day other than a Legal Holiday in New York City, New York or Hartford, Connecticut.

               "Capital Expenditure" means any amount paid in connection with the purchase or construction of any assets acquired (other than from an Affiliate) or constructed after the date hereof (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP and (b) if the acquisition or construction of such assets is not part of any acquisition of a Person.

               "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. Capital Lease Obligation shall not include payments due under any Film Contracts.

               "Capital Stock" of any Person means any and all shares, interests, rights, participations, each class of common stock and preferred stock of such Person and/or other equivalents (however designated) of corporate stock or equity participations, including each class of common stock and preferred stock of such Person and partnership interests, whether general or limited, of such Person.

               "Cash Equivalents" means:

                    (a) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof;

                    (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                    (c) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                    (d) money market funds whose investments are made solely in securities described in clause (a) maturing within one (1) year after the date of acquisition thereof;

                    (e) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and

                    (f) repurchase agreements entered into with any commercial bank of the nature referred to in clause (e), secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (e), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial bank.

               "Change of Control" means any transaction or series of transactions in which any of the following occurs: (i) any Person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act), other than (a) AFC or (b) funds managed by Fidelity Management & Research Company or any of its Affiliates, becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (A) greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or GATR, or the Surviving Person (if other than the Company), or (B) greater than 20% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or GATR, or the Surviving Person (if other than the Company), and such Person or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company; or (ii) the Company or GATR consolidates with or merges into another Person, another Person consolidates with or merges into the Company or GATR, the Company or GATR issues shares of its Capital Stock or all or substantially all of the assets of the Company or GATR are sold, assigned, conveyed, transferred, leased or otherwise disposed of to any Person as an entirety or substantially as an entirety in one transaction or a series of related transactions and the effect of such consolidation, merger, issuance or sale is as described in clause (i) above. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by virtue of
          (I) the Company or any of its employee benefit or stock plans filing (or being required to file after the lapse of time) a
          Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange Act) or (II) the purchase by one or more underwriters of Capital Stock of the Company in connection with a Public Offering.

               "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

               "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

               "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount, to the extent such amount was deducted in computing Consolidated Net Income, of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its subsidiaries (including, without duplication, original issue discount on any Indebtedness (including, in the case of the Company, any original issue discount on the Notes) to the extent attributable to such period), net of interest income. For purposes of this definition, (a) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP, and (b) interest shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Rate or Currency Protection Agreements attributable to such period.

               "Consolidated Net Income," with respect to any Person and its subsidiaries, for any period, means the aggregate of the net income (or loss) of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which such Person or any of its subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such subsidiary by such other Person in such period; (b) the net income of any subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such Person or a subsidiary of such Person not subject to any Payment Restriction, provided, however, that with respect to the Consolidated Net Income of the Company, the Consolidated Net Income of the Company's Subsidiaries shall not be so excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such Payment Restriction limiting the payment of dividends by the Company's Subsidiaries are not more restrictive at the time of determination of Consolidated Net Income than the Payment

          Restrictions limiting such payment of dividends in effect on the Issue Date; and (c) there shall be excluded the following:
          (i) such Person's share, determined in accordance with GAAP, of the net loss of any other Person in which such Person or any of its subsidiaries has an interest (which interest does not cause the net loss of such other person to be consolidated with the net income or loss of such Person and its subsidiaries in accordance with GAAP), (ii) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such Person or any of its subsidiaries and any gains on pension reversions received by such Person or any of its subsidiaries, (iv) all gains and losses, together with any related provision for taxes, realized in connection with any sale of assets by such Person during such period (including, without limitation, dispositions pursuant to sale and leaseback transactions), and (v) all extraordinary gains or losses, together with any related provision for taxes, realized by such Person during such period and (vi) the cumulative effect of a change in accounting principles in the year of adoption of such change.

               "Corporate Trust Office" means the address of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Company.

               "Cumulative Operating Cash Flow" means the Operating Cash Flow of the Company and its Subsidiaries for the period beginning January 1, 1994, through and including the end of the most recently ended fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment.

               "Cumulative Total Interest Expense" means the Total Interest Expense of the Company and its Subsidiaries for the period beginning January 1, 1994, through and including the end of the most recently ended fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment.

               "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

               "Debt to Operating Cash Flow Ratio" means, with respect to any date, the ratio of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a consolidated basis to (b) Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis after giving effect to all acquisitions or dispositions (whether by merger, consolidation, purchase or sale of securities or assets or otherwise) of any business or assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through such date as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Section 6.1(a)).

               "Designated Senior Debt" means and includes (i) the Senior Bank Debt, and (ii), without duplication, the WGHP Debt.

               "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets in one transaction or a series of related transactions.

               "Disqualified Capital Stock" means, (i) with respect to any Person, any Capital Stock of such Person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the stated maturity date of the Notes, or (ii) any other Capital Stock of such Person or its subsidiaries designated as Disqualified Capital Stock by such Person at the time of issuance.

               "Dollars" and "$" mean lawful currency of the United States of America.

               "Excess Proceeds" means with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash (including any cash received by way of deferred payment pursuant to, or amortization of, a note or installment receivable or otherwise, but only if, as and when received, and cash received upon sale of securities or other Property or assets received as consideration with respect to such Asset Sale, except to the extent that any of the foregoing are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale,
          (iii) payments made to retire Senior Indebtedness where such payments are required by the instrument governing such Indebtedness, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the Property or assets the subject of such Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FCC" means the Federal Communications Commission, or any Governmental Body succeeding to the functions thereof.

               "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, as in effect from time to time, consistently applied.

               "GATR" means Great American Television and Radio Company, Inc., an Ohio corporation.

               "Governmental Body" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds, for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement, condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

               "Holder" means a Person in whose name a Note is registered.

               "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

               "Indebtedness" means, with respect to any Person, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether short-term or long-term, secured or unsecured), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit (including such liabilities representing the balance deferred and unpaid of the purchase price of any property, other than any such liability that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which account is not overdue according to the original terms of sale, unless such account payable is being contested in good faith),
          (c) for the payment of money relating to Capital Lease Obligations; or (d) under the terms of any amendment, renewal, extension or refunding of any liability of the types referred to in the preceding clauses (a), (b) or (c); (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such Person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Stock, plus accrued but unpaid dividends; (iii) reimbursement obligations of such Person with respect to letters of credit or bankers' acceptances issued for the benefit of such Person; (iv) net obligations of such Person with respect to Interest Rate or Currency Protection Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or
          (iv) that such Person has Guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the Property or assets of such Person are subject (other than obligations of a lessor under any operating lease pursuant to which the Company or any of its Subsidiaries leases Property, if such lessor grants a Lien on such lease to secure such lessor's Indebtedness), whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any Person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of the Company, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

               "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

               "Initial Notes" means Notes in the principal amount of $200,000,000 issued to the Purchasers under this Indenture on the Issue Date pursuant to the Purchase Agreement.

               "Insolvency or Liquidation Proceeding" means, with respect to any Person, (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

               "Interest Differential" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, the difference between the rate of interest on the Notes and the rate of interest on the Senior Bank Debt immediately prior to the commencement of such Insolvency or Liquidation Proceeding, excluding in each case any increase in the rate of interest resulting from any default or event of default.

               "Interest Payment Date" means the fifteenth day of each February and August commencing August 15, 1994.

               "Interest Rate or Currency Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

               "Investment" by any Person in any other Person means any investment by such Person in such other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, purchase of Capital Stock, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any Guarantee of Indebtedness of such other Person.

               "Issue Date" means the date of original issuance of the Initial Notes.

               "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall a true operating (as opposed to financing) lease be deemed to constitute a Lien hereunder.

               "Material Adverse Effect" means a material adverse effect on the business, Property, operations, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

               "Net Proceeds" shall mean with respect to any Public Offering, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith.

               "Note" or "Notes" means the notes described herein, including both the Initial Notes and the Additional Notes, the Series A Notes and the Series B Notes, issued under this Indenture.

               "Obligations" with respect to any instrument or agreement means any and all principal, interest, penalties, premiums, fees, indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

               "Offer" means an offer by the Company to repurchase Notes after any Change of Control Trigger Date or Asset Sale Trigger Date.

               "Officer" means, with respect to any Person, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

               "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, the Treasurer, a Vice-President or the Secretary of the Company.

               "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (a) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (b) Consolidated Interest Expense for such period, plus (c) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, but excluding amortization of Film Contracts and write-downs of Film Contracts).

               "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "pari passu," when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated or junior in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

               "Pari Passu Indebtness" means any Indebtedness of the Company whether outstanding at the Issue Date or Incurred thereafter, which (a) ranks pari passu with the Notes (including, with respect to the Initial Notes, Indebtedness evidenced by the Additional Notes) and (b) by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) does not provide for payments of principal of such Indebtedness at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Notes and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the issuer) of such other Indebtedness at the option of the holder thereof prior to the final stated maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the issuer) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.12 hereof.

               "Payment Restriction" means, with respect to a subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to
          (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other subsidiary of such Person, (b) make loans or advances to such Person or any other subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other subsidiary of such Person, or (ii) such Person or any other subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

               "Permitted Disposition" means (i) any transfer, conveyance, sale, lease or other disposition (a "sale") by the Company or any of its Subsidiaries of its inventory in the ordinary course of its business; (ii) any sale by the Company or any of its Subsidiaries in the ordinary course of its business of its equipment or other tangible Property that is obsolete or no longer useful or necessary to its business; (iii) any sale by the Company or any of its Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments of the kind described in clause (iii) of the definition thereof;
          (iv) the creation or incurrence of any Liens in any Property of the Company or any of its Subsidiaries that are permitted by this Indenture and (v) any sale of Property by or at the direction of a secured party holding a Lien on such Property, which Lien is permitted by this Indenture, pursuant to the exercise by such secured party of its rights as a creditor.

               "Permitted Investment" by any Person means (i) any Related Business Investment, (ii) Investments in securities or other Property not constituting cash or Cash Equivalents and received in connection with an Asset Sale, to the extent permitted by
          Section 4.13, or any other disposition of assets not constituting an Asset Sale, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments by any Subsidiary in other Subsidiaries, (vi) Investments by the Company in any of its Subsidiaries required by any instrument or agreement governing Senior Indebtedness to the extent that such Investments consist of (A) performance under Guarantees Incurred by the Company in compliance with this Indenture with respect to Indebtedness of its Subsidiaries not Incurred in violation of this Indenture or
          (B) Liens securing the Company's Obligations with respect to any Guarantee described in the foregoing clause (A),
          (vii) Investments in the form of accounts receivable arising from sales of goods or services in the ordinary course of business, provided that for any accounts receivable that are more than 120 days overdue, appropriate reserves or allowances have been established in accordance with GAAP and (viii) Investments in the form of advances or prepayments to suppliers or employees in the ordinary course of business.

               "Permitted Liens" shall mean (i) Liens for taxes, assessments, and similar governmental charges to the extent (A) not delinquent or (B) being contested in good faith by appropriate proceedings and as to which reserves have been set aside to the extent required by GAAP; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or other social security benefits; (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (v) zoning restrictions, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (vi) Liens in respect of purchase money Indebtedness Incurred to acquire furniture, fixtures, equipment or other operating assets provided that (A) such Liens are limited to the assets acquired after January 1, 1994 and (B) the principal amount of the Indebtedness secured by such Lien does not exceed the acquisition cost of such assets, (vii) Liens securing Indebtedness which secure assets leased pursuant to Capital Lease Obligations, (viii) Liens on any assets of any Acquired Person securing Acquired Indebtedness which assets or Acquired Person are acquired by the Company or a Subsidiary subsequent to the date of the Indenture, and which Liens were in existence on or prior to the acquisition of such assets or Acquired Person (to the extent that such Liens were not created in connection with or in contemplation of such acquisition), provided that such Liens are limited to the assets or Acquired Person so acquired and the proceeds thereof, and (ix) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings; provided that in the case of clauses (vi) (vii) and (viii), any Indebtedness secured by such Liens was not Incurred in violation of Section 4.7.

               "Person" means an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Body or any other entity of whatever nature.

               "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

               "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "principal" of a debt security means the principal of the security including the premium, if any, on the security.

               "Property" means all types of real, personal, tangible, intangible or mixed property.

               "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               "Public Offering" means a firm commitment underwritten primary public offering of Capital Stock of the Company.

               "Purchase Agreement" means, collectively, all of the several Note Purchase Agreements dated as of February 3, 1994, whereby the Company agreed to issue and sell and the various Purchasers named in such agreements agreed to purchase, in the aggregate, $200,000,000 in principal amount of Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

               "Purchasers" means the Purchasers named on the execution pages of the Purchase Agreement.

               "Qualified Capital Stock" means, with respect to any Person, any and all Capital Stock issued by such Person after the Issue Date that is not Disqualified Capital Stock.

               "Qualified Capital Stock Proceeds" shall mean, with respect to any Person, (a) in the case of any sale of Qualified Capital Stock (other than pursuant to a transaction in which such Person Incurs, any Indebtedness Incurred in connection with the issuance or acquisition of such Capital Stock), the aggregate net cash proceeds received by such Person, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof or (b) in the case of any exchange, exercise, conversion or surrender of any Indebtedness of such Person issued for cash after the date of the Indenture for or into shares of Qualified Capital Stock of such Person, the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion or surrender, plus any additional amount paid by the security holder to such Person upon such exchange, exercise, conversion or surrender and less any and all payments made to the security holders, and all other expenses (including commissions and the like) incurred by such Person in connection therewith.

               "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

               "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

               "Refinancing Indebtedness" means Indebtedness of the Company or any of its Subsidiaries Incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness of the Company or any of its Subsidiaries (and related interest, premium, penalties, breakage costs, fees, expenses and other amounts owing in respect of such Indebtedness, to the extent permitted to be Incurred by Section 4.7(c)(iv)) Incurred in accordance with the terms of this Indenture, including
          Section 4.7.

               "Registered Exchange Offer" means the registration by the Company under the Securities Act of Series B Notes pursuant to a Registration Statement pursuant to which the Company offers each Holder of Series A Notes the opportunity to exchange all outstanding Series A Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Registrable Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

               "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchasers, dated as of February 18, 1994, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

               "Registration Statement" means any registration statement of the Company under which any of the Initial Notes are included therein pursuant to the provisions of the Registration Rights Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

               "Related Business Investments" means (i) any Investment by a Person in any other Person substantially all of whose revenues are derived from the operation of one or more Broadcasting Stations or from the sale of advertising time or the delivery, transmission or dissemination of entertainment or information to public viewers or subscribers, so long that, as a result of such Investment, (A) such Person becomes a Wholly-Owned Subsidiary, or
          (B) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly-Owned Subsidiaries and the Company or such Wholly-Owned Subsidiary is the surviving person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly-Owned Subsidiaries; (ii) the acquisition of all or substantially all the assets of any Broadcasting Station; and
          (iii) any Capital Expenditure or Investment, in each case reasonably related to the business of selling advertising time or delivering, transmitting or disseminating entertainment or information to public viewers or subscribers.

               "Relative" means, in relation to any Person, any spouse, parent, grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

               "Reorganization Securities" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, Capital Stock or other securities of the Company as reorganized or readjusted (or Capital Stock or any other securities of any other Person (other than a Subsidiary of the Company, unless the Company is no longer in existence and such Subsidiary is the Surviving Person)), provided for by a plan of reorganization or readjustment and the payment of all of which Capital Stock or other securities is subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment; provided, however, that , (i) if Capital Stock, such securities shall have no mandatory repurchase, redemption, prepayment, sinking fund, or dividend obligations prior to six months following the final scheduled maturity date of all Senior Indebtedness (as modified by such plan of reorganization or readjustment) and (ii) if debt securities: (A) such securities shall not provide for amortization (including sinking fund and mandatory redemption, repurchase, retirement, defeasance or prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Indebtedness of the Company (as modified by such plan of reorganization or readjustment); (B) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of (1) the rate of interest on the Notes and (2) the sum of the rate of interest on the Senior Bank Debt on the effective date of such plan of reorganization or readjustment and the Interest Differential; (C) if the rate of interest on such securities floats, such rate of interest shall not exceed at any time the sum of the interest rate on the Senior Bank Debt at such time and the Interest Differential; (D) such securities shall not have covenants or default provisions materially more burdensome to the Company than those in effect with respect to the Notes on the Issue Date; and (E) no Subsidiary of the Company (or the Surviving Person, if other than the Company) has any obligation, direct or indirect, to make, grant or Incur any Lien securing any payment or distribution of any kind in respect of any Reorganization Securities.

               "Representative" means, with respect to any Senior
          Indebtedness, the agent or other representative(s), if any, of holders of such Senior Indebtedness.

               "Restricted Payment" means, with respect to any Person, without duplication: (i) any dividend or other distribution, whether in cash or in Property or securities, declared or paid on any shares of such Person's Capital Stock (other than (A) in the case of the Company, dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire Qualified Capital Stock of the Company and (B) any dividends, distributions or other payments made to the Company or a Wholly-Owned Subsidiary by a Subsidiary), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person); (ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such person's Capital Stock (and, in the case of a Subsidiary, Capital Stock of the Company) other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), and other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Pari Passu Indebtedness or Subordinated Indebtedness (other than with the proceeds of Refinancing Indebtedness permitted under this Indenture), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; and (iv) any Investment other than Permitted Investments.

               "Sale" means any sale, lease, conveyance, exchange, transfer, assignment, pledge, hypothecation or other disposition of any Property.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Agent" means (i) until all Indebtedness under the Bank Credit Agreements is paid in full in cash, the administrative agent (or the institution performing similar functions) under the Bank Credit Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding, and (ii) if all Indebtedness under the Bank Credit Agreements has been paid in full, the person (or the Representative of the persons) holding the greatest amount of Senior Indebtedness.

               "Senior Bank Debt" means (i) the Indebtedness outstanding under the Bank Credit Agreements up to a maximum principal amount of $250,000,000 minus (A) the aggregate amount of Excess Proceeds from Asset Sales applied to permanently reduce the principal of Indebtedness under the Bank Credit Agreements pursuant to
          Section 4.13(b), minus (B) the aggregate amount of Asset Sale Payments made by the Company, provided that a reduction described in this clause (B) that would otherwise be caused by a particular Asset Sale Payment will not be effective without a Bank Agent Consent with respect to such Asset Sale Payment if the effect of such reduction would be to reduce the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i) to an amount lower than the amount of Senior Bank Debt outstanding plus the amount of WGHP Debt outstanding, in each case as of the applicable Determination Time (including, in the case of Senior Bank Debt, unused commitments which the Bank Lenders are unconditionally obligated to fund at the Determination Time and which, if funded, would constitute Senior Bank Debt). and
          (ii) any interest, penalties, fees, indemnifications, reimbursements, damages and other similar charges (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses) payable under the Bank Credit Agreements.

               "Senior Indebtedness" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to (i) Designated Senior Debt and
          (ii) any other Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter Incurred, other than the Notes; provided, however, that the following shall not constitute Senior
          Indebtedness: (A) any Indebtedness which by the terms of the instrument creating or evidencing the same is pari passu, subordinated or junior in right of payment to the Notes in any respect, (B) that portion of any Indebtedness Incurred in violation of this Indenture, (C) any Preferred Stock, or (D) any Indebtedness of the Company (other than Designated Senior Debt) which is subordinated to or junior in right of payment in any respect to any other Indebtedness of the Company. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including Post-Petition Interest) and all other Obligations of every nature of the Company and its Subsidiaries from time to time in respect of Designated Senior Debt; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Designated Senior Debt shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company (other than Designated Senior Debt). Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) Indebtedness evidenced by the Notes, (2) Indebtedness which when incurred and without respect to any election under
          Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (3) any liability for foreign, federal, state, local or other taxes owed or owing by the Company,
          (4) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries,
          (5) Indebtedness for the purchase of goods or materials in the ordinary course of business or (6) Indebtedness owed by the Company for compensation to employees or for services.

               "Series A Notes" means the Company's 9 % Senior Subordinated Notes due February 15, 2004, Series A, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

               "Series B Notes" means the Company's 9 % Senior Subordinated Notes due February 15, 2004, Series B, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture in connection with a Registered Exchange Offer.

               "Significant Subsidiary" means, with respect to any Person, any Subsidiary of such Person that would be (i) a "significant subsidiary" as defined in (a) or (b) of the definition of that term in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date or (ii) material to the business, condition (financial or other), business, operations or prospects of the Company and its Subsidiaries taken as a whole.

               "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated or junior in right of payment to the Notes.

               "Subordinated Obligations" means all Indebtedness and other Obligations of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing under or in respect of the Notes (pursuant to the terms thereof or any other agreement or instrument relating thereto), this Indenture, or any of the other Applicable Documents.

               "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which the Company and/or any Subsidiary of the Company, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, exercises sufficient control over and/or has a sufficiently large interest in, such association, partnership, joint venture or other business entity that the operations thereof are, in accordance with GAAP, consolidated with those of the Company or any Subsidiary.

               "Subsidiary Debt Documents" means, collectively, the Bank Credit Agreements and the WGHP Notes.

               "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

               "Tax Sharing Agreement" means the Agreement of Allocation of Payment of Federal Income Taxes, to be dated as of December 28, 1993, among the Company and its Subsidiaries, as amended, restated or supplemented from time to time.

               "Taxes" means any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholding or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Body.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
          Section 77aaa-77bbb) as in effect on the Issue Date.

               "Total Interest Expense" of a Person means (i) the total amount of interest expense (including amortization of original issue discount and noncash interest payments or accruals and the interest component of any Capital Lease Obligations but, excluding any intercompany interest owed by any Subsidiary to any other Subsidiary of such Person), (ii) all fees, commissions, discounts and other charges of the Company and its Subsidiaries with respect to letters of credit and bankers' acceptances, determined on a consolidated basis in accordance with GAAP and
          (iii) the product of (a) the total amount of dividends declared on Disqualified Capital Stock other than common stock (whether accrued or paid) of such Person and its consolidated Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

               "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least 2 Business Days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Unites States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

               "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

               "Trust Officer" means any officer or assistant officer of the Trustee authorized by the Trustee to administer its corporate trust matters.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
          (ii) the then outstanding aggregate principal amount of such Indebtedness.

               "WGHP Debt" means (i) the Indebtedness outstanding under the WGHP Notes up to a maximum principal amount of $17,500,000 minus
          (A) the aggregate amount of Excess Proceeds from Asset Sales applied to permanently reduce principal of Indebtedness under the WGHP Notes pursuant to Section 4.13(b), minus (B) the aggregate amount of Asset Sale Payments made by the Company pursuant to
          Section 4.13(c) to the extent such amount has not already been counted as a reduction of Senior Bank Debt pursuant to clause
          (i)(B) of the definition of "Senior Bank Debt"; provided that a reduction described in this clause (B) that would otherwise be caused by a particular Asset Sale Payment will not be effective without a Bank Agent Consent with respect to such Asset Sale Payment if the effect of such reduction would be to reduce the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i) to an amount lower than the amount of WGHP Debt outstanding plus the amount of Senior Bank Debt outstanding, in each case as of the applicable Determination Time (including, in the case of Senior Bank Debt, unused commitments which the Bank Lenders are unconditionally obligated to fund at the Determination Time and which, if funded, would constitute Senior Bank Debt).and (ii) any interest, penalties, fees, indemnifications, reimbursements, damages and other similar charges payable under the WGHP Notes.

               "WGHP Notes" shall mean (i) the 9-1/2% promissory notes of GATR issued pursuant to that certain Indenture, dated as of December 28, 1993, between GATR and Star Bank, N.A., as Trustee,
          (ii) each instrument pursuant to which obligations under the WGHP Notes described in clause (i) above, or any subsequent WGHP Notes, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iii) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any such WGHP Notes, in each case, as modified, amended, restated or supplemented from time to time.

               "Wholly-Owned Subsidiary" means a Subsidiary 100% of the equity interests in which (however measured) are owned by the Company or a Wholly-Owned Subsidiary of the Company or the Company and one or more Wholly-Owned Subsidiaries of the Company taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.

          Section 1.2    Other Definitions.

               Term                                 Defined in Section

               "Affiliate Transaction"  . . . . . . . . . . . .   4.8
               "Asset Sale Payment" . . . . . . . . . . . . . .   4.13(c)
               "Asset Sale Redemption"  . . . . . . . . . . . .   3.7(c)
               "Authenticating Agent" . . . . . . . . . . . . .   2.2
               "Asset Sale Trigger Date"  . . . . . . . . . . .   4.13
               "Available Proceeds" . . . . . . . . . . . . . .   4.13
               "Change of Control Redemption" . . . . . . . . .   3.7(b)
               "Change of Control Trigger Date" . . . . . . . .   4.12
               "Covenant Defeasance Option" . . . . . . . . . .   8.1
               "Determination Time" . . . . . . . . . . . . . .   4.13(c)
               "Event of Default" . . . . . . . . . . . . . . .   6.1
               "Legal Defeasance Option"  . . . . . . . . . . .   8.1
               "Legal Holiday"  . . . . . . . . . . . . . . . .  11.7
               "Nonpayment Default" . . . . . . . . . . . . . .  10.3
               "Notice of Default"  . . . . . . . . . . . . . .   6.1
               "Offer"  . . . . . . . . . . . . . . . . . . . .   3.8
               "Paying Agent" . . . . . . . . . . . . . . . . .   2.3
               "Payment Blockage Notice"  . . . . . . . . . . .  10.3
               "Payment Default"  . . . . . . . . . . . . . . .  10.3
               "Purchase Date"  . . . . . . . . . . . . . . . .   3.8
               "Registrar"  . . . . . . . . . . . . . . . . . .   2.3
               "Successor Company . . . . . . . . . . . . . . .   5.1
               "Trustee Expenses" . . . . . . . . . . . . . . .   6.8
               "U.S. Government Obligation" . . . . . . . . . .   8.1

          Section 1.3    Incorporation by Reference of TIA.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

          Section 1.4    Rules of Construction.

               Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) any reference to a Section or Article refers to such Section or Article of this Indenture.

                                      ARTICLE 2

                                      THE NOTES

          Section 2.1    Form and Dating.

               The Series A Notes and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A, and the Series B Notes and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit B, both of which exhibits are part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Series A Notes and the Series B Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.2    Execution and Authentication.

               Two Officers of the Company (each of whom shall have been duly authorized by all requisite corporate actions) shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. The Company's seal shall be reproduced on each Note.

               A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Series A Notes and Series B Notes shall be substantially as set forth in Exhibit A and Exhibit B, respectively. The Trustee may appoint an authenticating agent (the "Authenticating Agent") acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or any of its Affiliates.

               With respect to the sale and issuance of the Initial Notes, the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate (i) Series A Notes for issuance on the Issue Date up to $200,000,000 and (ii) Series B Notes from time to time for issue only in an exchange pursuant to the Registration Rights Agreement for a like principal amount of Series A Notes. With respect to the sale and issuance of Additional Notes, the Trustee shall, upon receipt of (A) an Officers' Certificate to the effect that the issuance of such Additional Notes is permitted by this Indenture, including
          Section 4.7 hereof, and (B) a written order signed by two Officers of the Company, authenticate Series A or Series B Notes as specified in such order. In no case shall the aggregate principal amount of outstanding Notes exceed $250,000,000 at any time, except as provided in Section 2.7.

          Section 2.3    Registrar and Paying Agent.

               The Company shall maintain an office or agency (the "Registrar") where Notes may be presented or surrendered for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented or surrendered for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

               The Company initially appoints Securities Transfer Company of Cincinnati, Ohio as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7.

          Section 2.4    Paying Agent to Hold Money in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all assets the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company (or any other obligor on the Notes) in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any assets distributed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any assets disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

          Section 2.5    Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least 7 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

          Section 2.6    Transfer and Exchange.

               When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee duly executed by the Holder of such note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue, and the Trustee shall authenticate, Notes at the Registrar's request.

               Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company pursuant to Section 3.3 and ending at the close of business on the date the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during an Offer if such Note is tendered pursuant to such Offer and not withdrawn.

               No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to
          Section 2.10, 3.6 or 9.5, which the Company shall pay).

               Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

          Section 2.7    Replacement Notes.

               If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, or any Agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

          Section 2.8    Outstanding Notes.

               The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7 hereof. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.9, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.

          Section 2.9    Treasury Notes.

               In determining whether the Holders of the required principal amount of Notes have concurred in any directions, waiver or consent, Notes owned by the Company or any Subsidiary or Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

          Section 2.10   Temporary Notes.

               Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

          Section 2.11   Cancellation.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.7 or an Offer pursuant to Section 4.12 or 4.13), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation pursuant to this Section 2.11.

          Section 2.12   Defaulted Interest.

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.1. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest (including interest, if any, on the defaulted interest) to be paid.

          Section 2.13   Record Date.

               The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

          Section 2.14   CUSIP Number.

               A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                      ARTICLE 3

                          REDEMPTIONS AND OFFERS TO PURCHASE

          Section 3.1    Notices to Trustee.

               If the Company elects to redeem Notes pursuant to Section
          3.7 it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), an Officers' Certificate stating that the Company has elected to redeem Notes pursuant to Section 3.7, the date notice of redemption is to be mailed to Holders, the Redemption Date, the aggregate principal amount of Notes to be redeemed, the Redemption Price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Redemption Date and the manner in which Notes are to be selected for redemption if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

               If the Company is required to offer to purchase Notes pursuant to Section 4.12 or 4.13, it shall furnish to the Trustee, at least 5 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.12 or 4.13, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on such Notes as of the Purchase Date.

               The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

          Section 3.2    Selection of Notes to be Redeemed or Purchased.

               If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Company shall select the outstanding Notes to be redeemed or accepted for payment in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; provided, however, that if any Additional Notes are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial

          Notes and the ratio of the outstanding principal amount of Additional Notes, respectively, to the sum of the outstanding principal amount of the Initial Notes and Additional Notes prior to such selection is equal to such ratios after such selection. If the Company elects to mail notice of a redemption to Holders, the Trustee shall, at least 5 days prior to the date notice of redemption is to be mailed, (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption, and
          (ii) promptly notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the Notes to be accepted for payment; provided, however, that if any Additional Notes are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial Notes and the ratio of the outstanding principal amount of Additional Notes, respectively, to the sum of the outstanding principal amount of the Initial Notes and Additional Notes prior to such selection is equal to such ratios after such selection. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Notes held by such Holder, even if not a multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer.

          Section 3.3    Notice of Redemption.

                    (a) At least 30 days but not more than 60 days before any Redemption Date, the Company shall mail by first class mail to each such Holder's registered address a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed and shall state: (1) the Redemption Date; (2) the Redemption Price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (4) the name and address of the Paying Agent; (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price for, and any accrued and unpaid interest on, such Notes;
          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed; and (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                    (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.3(b) if such later date is acceptable to the Trustee.

          Section 3.4    Effect of Notice of Redemption.

               Once notice of redemption is mailed to the Holders, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Trustee or the Paying Agent, the Notes called for redemption shall be paid at the Redemption Price.

          Section 3.5    Deposit of Redemption Price.

                    (a) On or prior to any Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed on that date. After any Redemption Date, the Trustee or the Paying Agent shall promptly return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed.

                    (b) If the Company complies with the preceding paragraph, unless the Company defaults in the payment of such Redemption Price interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable Redemption Date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Notes and Section 4.1.

          Section 3.6    Notes Redeemed in Part.

               Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          Section 3.7    Optional Redemption.

                    (a) Except as otherwise provided in this Section 3.7, the Notes may not be redeemed at the option of the Company prior to February 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the Redemption Prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below.

          Year                                                    Percenta
          ge

          1999  . . . . . . . . . . . . . . . . . . . . . . . .   104.875%

          2000  . . . . . . . . . . . . . . . . . . . . . . . .   103.250%

          2001  . . . . . . . . . . . . . . . . . . . . . . . .   101.625%

          2002 and thereafter . . . . . . . . . . . . . . . . .   100.000 %

               Notwithstanding the foregoing, up to 25% in aggregate principal amount of Notes originally issued under this Indenture will be redeemable from time to time prior to December 31, 1996, at the option of the Company, from the Net Proceeds of one or more Public Offerings of the Company at a Redemption Price equal to 108.75% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that any such redemption shall be permitted only if and to the extent that, after giving effect thereto and to any simultaneous redemptions pursuant to Section 3.7(b) or Section 3.7(c), at least $100,000,000 in principal amount of Initial Notes will remain outstanding.

                    (b) Prior to February 15, 1999, the Notes will be subject to redemption (a "Change of Control Redemption") at the option of the Company, in whole or in part, at any time within 180 days after the later of (i) a Change of Control Trigger Date, and (ii) the completion of an Offer made as a result of a Change of Control, at a redemption price equal to the sum of (A) the principal amount thereof, plus (B) accrued and unpaid interest to the redemption date, plus (C) the Applicable Premium; provided, however, that a Change of Control Redemption shall be permitted only if and to the extent that, after giving effect thereto and to any simultaneous redemptions pursuant to the last sentence of
          Section 3.7(a) or Section 3.7(c), at least $100,000,000 in principal amount of Initial Notes will remain outstanding, unless such Change of Control Redemption is for all outstanding Notes.

                    (c) Prior to December 31, 1996 the Notes will be subject to redemption (an "Asset Sale Redemption") at the option of the Company, in whole or in part, following an Asset Sale in connection with an Asset Sale Payment; provided that an Asset Sale Redemption may be made by the Company only if, and to the extent that, each of the following conditions is satisfied;
          (i) only two Asset Sale Redemptions will be permitted under this Indenture; (ii) the maximum aggregate principal amount of Notes to be redeemed pursuant to an Asset Sale Redemption will be limited to that amount which is necessary to make the ratio set forth in Section 4.13(c), given the amount of the proposed Asset Sale Payment, equal to (but not more or less than) 4.5:1; and
          (iii) after giving effect to the proposed Asset Sale Redemption and to any simultaneous redemptions pursuant to the last sentence of Section 3.7(a) or Section 3.7(b), at least $100,000,000 in principal amount of Initial Notes will remain outstanding. In the event of an Asset Sale Redemption, the Notes will be redeemable at the Redemption Prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the periods indicated below.

                              Period              Percentage

                    February 15, 1994 to July 31, 1994102.00%
                    August 1, 1994 to February 14, 1995103.00%
                    February 15, 1995 to December 31, 1996108.75%


          Section 3.8    Mandatory Offers.

                    (a) Within 60 days after any Change of Control Trigger Date, or within 10 Business Days after any Asset Sale Trigger

          Date, the Company shall mail a notice to each Holder (with a copy to the Trustee) containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer and stating: (1) that an Offer is being made pursuant to
          Section 4.12 or 4.13, as the case may be, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Notes that the Company is required to purchase pursuant to such Offer (2) the purchase price for the Notes (as set forth in Section 4.12 or 4.13, as the case may be), the amount of accrued and unpaid interest on such Notes as of the purchase date, and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Purchase Date"); (3) that any Note not tendered will continue to accrue interest if interest is then accruing; (4) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes after the Purchase Date; (5) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (6) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; (7) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered, provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part and (8) if the Offer is made with respect to a Change of Control, the circumstances and relevant facts regarding such Change of Control.

                    (b) Notwithstanding anything in this Section 3.8 to the contrary, the Company shall not be required to commence an Offer as a result of a Change of Control if, within thirty (30) days of the Change of Control Trigger Date, the Company notifies the Holders that all outstanding Notes will be redeemed pursuant to a Change of Control Redemption.

                    (c) Subject to the provisions of Article 10, on the Purchase Date for any Offer, the Company will (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset

          Sales, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sales, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Purchase Date, and
          (iii) deliver, or cause to be delivered, to the Trustee all Notes tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder of the tendered Notes and the principal amount of the Notes or portions thereof tendered by each such Holder. For purposes of this Section 3.8, the Trustee shall act as the Paying Agent.

                    (d) With respect to any Offer, (i) if less than all of the Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason, the Company and the Trustee shall select on or prior to the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to
          Section 3.2; provided, however, that if any Additional Notes are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial Notes and the ratio of the outstanding principal amount of Additional Notes, respectively, to the sum of the outstanding principal amount of the Initial Notes and Additional Notes prior to such selection is equal to such ratios after such selection, and (ii) if the Company deposits with the Paying Agent on or prior to the Purchase Date an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Purchase Date; provided, however, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Notes accepted for payment and interest shall continue to accrue on all Notes not purchased.

                    (e) Subject to the provisions of Article 10, promptly after the Purchase Date with respect to an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

                    (f) The Company will (i) publicly announce the results of the Offer on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

                                      ARTICLE 4

                                      COVENANTS

          Section 4.1    Payment of Notes.

               Subject to the provisions of Article 10, the Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 11 a.m. Eastern Standard Time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest; provided, however, that principal, premium or interest shall not be considered paid within the meaning of this Section 4.1 if money intended to pay such principal, premium or interest is held by the Paying Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article 10. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.

               To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 1.5% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.

          Section 4.2    Reports.

                    (a) To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall file with the Trustee, within 5 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to this Section 4.2. The Company shall also comply with the other provisions of TIA Section 314(a). If the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Notes at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange
          Act.

                    (b) At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          Section 4.3    Compliance Certificate.

                    (a) The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                    (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.2 shall be accompanied by a written statement of the

          Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.1, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15 or Article 5, or if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of (i) any Default or Event of Default, or (ii) any default or event of default under any other mortgage, indenture or instrument that could result in an Event of Default under Section 6.1, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

          Section 4.4    Stay, Extension and Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.5    Limitation on Restricted Payments.

                    (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except (1) dividends, payments or other distributions with respect of any Capital Stock by any Subsidiary to the Company or any Wholly-Owned Subsidiary of the Company, (2) repurchases, redemptions, retirements or acquisitions of Capital Stock by a Wholly-Owned Subsidiary of the Company from the Company or another Wholly-Owned Subsidiary of the Company, (3) payments, prepayments, repurchases, redemptions and acquisitions permitted under Section 4.7 with respect to Indebtedness not incurred in violation of Section 4.7, and (4) Restricted Payments by the Company if (i) at the time of and after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) at the time of and immediately after giving effect to the proposed Restricted Payment, the Company could Incur at least $1.00 of additional Indebtedness pursuant to
          Section 4.7(b) and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any such payment if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, provided that in the event such value exceeds $3 million such determination shall be supported by a fairness opinion of an Independent Financial Advisor) the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchases, retirements and other acquisitions described in clause (ii) of Section 4.5(b)) declared or made after the Issue Date does not exceed an amount equal to the sum of (A) Cumulative Operating Cash Flow of the Company and its Subsidiaries less 1.4 times Cumulative Total Interest Expense of the Company and its Subsidiaries, plus (B) an amount equal to 100% of the aggregate Qualified Capital Stock Proceeds received by the Company from the issuance and sale (other than to a Subsidiary of the Company) of Qualified Capital Stock to the extent that such proceeds are not used to redeem, repurchase, return or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary pursuant to clause (ii) of Section 4.5(b) and (C) $5,000,000.

                    (b) Notwithstanding Section 4.5(a), the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock or any Indebtedness of the Company or any Subsidiary in exchange for, or out of the Qualified Capital Stock Proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Qualified Capital Stock of the Company; and (iii) the redemption of Notes under the circumstances provided in Article 3 and in Sections 4.12 and 4.13.

          Section 4.6    Corporate Existence.

               Subject to Section 4.13 and Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each of its Significant Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

          Section 4.7    Limitation on Indebtedness.

                    (a) Except as set forth in this Section 4.7, the Company shall not, and shall not permit any Subsidiary, after the Issue Date, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness and under any Additional Note). For purposes of this Indenture, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by the Company or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by the Company at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

                    (b) Notwithstanding Section 4.7(a) and in addition to Indebtedness permitted to be Incurred under Section 4.7(c), the Company (subject to the limitations set forth in Section 4.15) or any Subsidiary may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness and
          (ii) on the date of the Incurrence of such Indebtedness, the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries at the time of such Incurrence, after giving pro forma effect thereto, is 7.0:1 or less.

                    (c) Notwithstanding Section 4.7(a) and in addition to Indebtedness permitted to be Incurred under Section 4.7(b), the Company and its Subsidiaries may Incur any of the following
          Indebtedness:

                        (i)   Designated Senior Debt;

                       (ii)   Indebtedness evidenced by the Initial Notes;

                      (iii) Indebtedness to any Wholly-Owned Subsidiary of the Company or Indebtedness of any Subsidiary to the Company (provided that such Indebtedness is at all times held by the Company or a Wholly-Owned Subsidiary of the Company); provided, however, that for purposes of this
               Section 4.7, upon either (A) the transfer or other disposition by any such Wholly-Owned Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company or another such Wholly-Owned Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the Company at the time of such transfer or other disposition;

                       (iv) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the Issue Date or, if incurred after the Issue Date, was Incurred in compliance with the provisions of this Indenture; provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (B) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the Notes as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; provided, further, that the limitations contained in this clause (iv) shall not preclude the Company or any of its Subsidiaries from Incurring additional Indebtedness permitted to be Incurred at the time under Section 4.7(b) or any other clause of this Section 4.7(c), notwithstanding that such additional Indebtedness would fall within the definition of "Refinancing Indebtedness;"

                        (v) With respect to the Company, Guarantees of obligations under existing Investments in The Theme Park Partnership, an Australian partnership, up to an aggregate amount not exceeding 4,033,125 Dollars (Australian);

                       (vi) Indebtedness with respect to Interest Rate or Currency Protection Agreements; and

                      (vii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vi) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (vii), has an aggregate principal amount not in excess of $25,000,000 at any one time outstanding (plus Obligations for related payments for early termination, interest, fees, expenses and indemnities and other similar amounts payable thereunder or in connection therewith).

          Section 4.8    Limitation on Transactions with Affiliates.

                    (a) Neither the Company nor any of its Subsidiaries shall enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

                    (b) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $1,000,000, other than transactions in the ordinary course of business, including, but not limited to, the sale of advertising time or the purchase of insurance from an Affiliate that is an insurance carrier or through an Affiliate that is an insurance agent or agency, unless such transaction has been approved by a majority of the Board of Directors who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate.

                    (c) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $5,000,000 other than transactions in the ordinary course of business, including, but not limited to, the sale of advertising time that is used by the purchaser thereof and is not resold unless the Board of Directors shall first have received a written opinion from an Independent Financial Advisor for the benefit of the Company and the Holders, which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Company from a financial point of view.

                    (d) The provisions of this Section 4.8 shall (i) not prohibit or restrict, if not otherwise in violation of this Indenture, the execution by the Company or any of its Subsidiaries of, the making by the Company or any of its Subsidiaries of any loan, guarantee or other extension of credit contemplated by, the performance by the Company or any of its Subsidiaries of Obligations under, the making by the Company or any of its Subsidiaries of any payment required by, or the exercise by any person of such person's rights under, the Subsidiary Debt Documents, (ii) not apply to any Restricted Payment that is made in compliance with the provisions of
          Section 4.5, (iii) not apply to the reasonable and customary fees and compensation paid or indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith, (iv) not apply to any dividend distribution or redemption of Capital Stock of the Company that is made in compliance with the provisions of Section 4.13 and (v) not apply to transactions exclusively between or among the Company and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries provided such transactions are not otherwise prohibited by this Indenture, including, but not limited to, the payment by any Subsidiary of the Company of obligations of such Subsidiary to the Company under the Tax Sharing Agreement.

          Section 4.9    Limitation on Liens.

               The Company shall not, and shall not permit any of its Subsidiaries to, Incur, assume, suffer to exist, create or otherwise cause to be effective any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness except: (i) Permitted Liens, (ii) Liens existing as of the Issue Date (and any extension, renewal or replacement Liens upon the same Property subject to such Liens, provided the principal amount of Indebtedness secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the principal amount of Indebtedness secured by the Lien theretofore existing, plus amounts described in Section 4.7(iv)(A) with respect to permitted Refinancing Indebtedness),
          (iii) Liens securing all or any Senior Indebtedness; (iv) Liens securing Indebtedness of any Subsidiary of the Company, provided that (A) such Liens are limited to Property or assets of such Subsidiary, (B) the Indebtedness secured by such Liens was not Incurred in violation of this Indenture and (C) the Indebtedness secured by such Liens is not subordinated to or junior in right of payment in any respect to any other Indebtedness of such Subsidiary other than Senior Bank Debt; (v) Liens replacing, extending or renewing, in whole or in part, any Lien described in the foregoing clauses (i) through (iv), including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien effected in accordance with Section 4.7, provided that if any such clauses limit the amount secured by or the Property or assets subject to such Liens, no such replacement, extension or renewal shall increase the amount of Indebtedness or the Property or assets subject to such Liens and
          (vi) any other Lien securing Indebtedness Incurred in compliance with Section 4.7, if the Notes are equally and ratably secured by the Property or assets subject to such Lien, provided that if the Company creates any Lien under this clause (vi) on its Property or assets to secure any Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as such Subordinated Indebtedness has with respect to the Notes.

          Section 4.10   Payment of Taxes and Other Claims.

               The Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of the Company or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a Material Adverse Effect.

          Section 4.11   Restrictions Against Limitations on Upstream
                         Payments.

               The Company will not, and will not permit any Subsidiary of the Company, to create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Company to
          (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company, or (c) transfer any of its properties or assets to the Company or any Subsidiary of the Company, except for such Payment Restrictions or encumbrances existing under or by reasons of: (i) any instrument governing Indebtedness of the Company or any of its Subsidiaries not Incurred in violation of this Indenture, provided that such Payment Restrictions or encumbrances are no more restrictive in the aggregate with respect to such dividends and other payments than those contained in the Subsidiary Debt Documents as in effect on the Issue Date, (ii) applicable law,
          (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), provided that such restriction is not applicable to any Person, or the Property or assets of any Person, other than the Acquired Person, (iv) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (v) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired, (vi) any agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary, provided that such restriction is only applicable to such Subsidiary or assets, as applicable, (vii) Refinancing Indebtedness permitted under this Indenture with respect to Indebtedness described in clauses (iii), (iv) or (v), provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

          Section 4.12   Change of Control.

                    (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the Offer (but, with respect to any partial tender of Notes, the Company shall only be required to purchase principal amounts in integral multiples of $1,000) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Offer shall be effected in accordance with Section 3.8 and Article 3 (to the extent applicable) and the provisions of this Section 4.12.

                    (b) Prior to the time required for the mailing of notice with respect to an Offer pursuant to Section 3.8, the Company will in good faith (i) seek to obtain any required consent of the holders of any Senior Indebtedness the terms of which prohibit the Company from repurchasing Notes so as to permit the making of the Offer and the purchase of Notes pursuant to this Section 4.12, (ii) use its best efforts to repay all or a portion of the holders of Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Offer and the purchase of Notes pursuant to this Section 4.12 without such consent or (iii) if such Indebtedness is not then prepayable to such extent, make an offer to the holders of the Senior Indebtedness from which consent is required and cannot be obtained to repay such Indebtedness in full for an amount equal to the outstanding principal balance thereof and accrued interest to the date of repayment, plus any fees, expenses and penalties required pursuant to the instruments governing such Indebtedness, plus, in the event such Indebtedness is subsequently prepayable at a premium, the premium payable when such Indebtedness is first prepayable, and repay any holder who accepts such offer. Following compliance by the Company with the requirements of the foregoing sentence, the Company shall, within the time required for the mailing of notice with respect to an Offer pursuant to
          Section 3.8, mail notice of such Offer.

          Section 4.13   Redemption from the Proceeds of Asset Sales.

                    (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale, whether in a single transaction or a series of related transactions, unless: (i) the Company or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the Property or securities sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company evidenced by a Board Resolution); (ii) at least 75% of such consideration is in the form of cash; provided, however, that the following shall be deemed to be cash for purposes of this Section 4.13: (A) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and
          (B) any notes or other obligations received by the Company or any such Subsidiary from a transferee that are converted by the Company or such Subsidiary into cash within six months of such

          Asset Sale; provided further, that the 75% limitation referred to in clause (ii) above shall not apply (AA) to any sale, transfer or other disposition of assets constituting one or more Broadcasting Stations in which the cash portion of such consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation or (BB) to a so-called "like-kind" exchange of assets, so long as (1) the assets so received consist principally of cash or Cash Equivalents, the assumption of liabilities and the acquisition of assets to be used for or in connection with the business of owning and operating Broadcasting Stations, and (2) at the time of and after giving effect to such exchange, and treating any Indebtedness Incurred as a result of such exchange as having been Incurred at the time of such exchange, no Default or Event of Default shall have occurred and be continuing and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(b); provided yet further that the 75% limitation referred to in clause (ii) above shall be deemed to have been satisfied if
          (AAA) at the date of the Asset Sale and after giving effect thereto, Section 4.5(a) would permit the Company to make a Restricted Payment in an amount equal to the difference between the actual cash consideration received by the Company or the applicable Subsidiary with respect to such Asset Sale and 75% of the fair market value of the Property or securities sold or otherwise disposed of in such Asset Sale (determined as provided above) and (BBB) the Company treats the receipt of non-cash consideration in an amount equal to the amount set forth in the foregoing clause (AAA) as a Restricted Payment under
          Section 4.5(a), whether or not such receipt would otherwise be classified as an Investment or a Permitted Investment; and (iii) the Excess Cash Proceeds received by the Company or such Subsidiary, as the case may be, from such Asset Sale are applied in accordance with this Section 4.13.

                    (b) Within 360 days after the later of such sale or the receipt of Excess Proceeds, the Excess Proceeds from such sale may (i) be applied to permanently reduce Senior Indebtedness, (ii) be used to make Related Business Investments or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations or to enter into a contract to acquire one or more Broadcasting Stations using such Excess Proceeds and such acquisition is completed within such 360 day period, or (iii) be used to make a payment permitted by Section 4.13(c), which payment shall be counted as a permanent reduction of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i) subject to the definitions of "Senior Bank Debt" and "WGHP Debt." Any Excess Proceeds from an Asset Sale not applied or invested as provided in clauses (i),
          (ii) or (iii) of this Section 4.13(b) will be deemed to constitute "Available Proceeds" and shall be applied as provided in Section 4.13(d).

                    (c) The Company may use a portion of the Excess Proceeds from an Asset Sale to pay dividends on the Company's Capital Stock or redeem, repurchase or retire shares of the Company's Capital Stock or warrants, rights or options to purchase or acquire shares of the Company's Capital Stock (any such dividend, redemption, repurchase or retirement out of Excess Proceeds from a single Asset Sale an "Asset Sale Payment"), subject to the conditions and limitations set forth in this
          Section 4.13(c). An Asset Sale Payment may be made by the Company only if, and to the extent that, each of the following conditions is satisfied as of the time of the proposed Asset Sale Payment (the "Determination Time"): (i) the Company shall have obtained a Bank Agent Consent; (ii) such Asset Sale Payment (as well as all prior Asset Sale Payments, if any) shall be counted as a permanent reduction of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i) subject to the definitions of "Senior Bank Debt" and "WGHP Debt."; (ii) the Determination Time occurs on or prior to December 31, 1996;
          (iii) only two Asset Sale Payments will be permitted under this Indenture; (iv) no Default or Event of Default shall have occurred and be continuing at the Determination Time or as a consequence of such Asset Sale Payment; and (v) after giving effect to (A) the application of any Excess Proceeds from the applicable Asset Sale in accordance with clauses (i) and (ii) of
          Section 4.13(b) prior to the Determination Time, (B) any Asset Sale Redemption of Notes pursuant to Section 3.7(c) out of any Excess Proceeds from the applicable Asset Sale and (C) any Asset Sale Payment out of any Excess Proceeds from the applicable Asset Sale, the ratio set forth below is equal to (but not more or less than) 4.5:1.


                                         D-X
                                 ____________________

                               OCF + [(.065)(REP-X-Y)]

          where:

          D    =    the aggregate amount of all outstanding Indebtedness of
                    the Company and its Subsidiaries on a consolidated basis as of the Determination Time, without giving effect to the Asset Sale Redemption (if any) represented by "X" in the formula.

          X    =    the principal amount of Notes (if any) to be redeemed
                    in an Asset Sale Redemption pursuant to Section 3.7(c) out of Excess Proceeds from the applicable Asset Sale in order to satisfy the conditions set forth in this
                    Section 4.13(c).

          OCF  =    the Operating Cash Flow of the Company and its
                    Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to the Determination Time, determined on a pro forma basis after giving effect to (i) the applicable Asset Sale and any other Asset Sales consummated during such four-quarter period as if they had occurred at the beginning of such four-quarter period and (ii) all acquisitions or other dispositions (whether by merger, consolidation, purchase or sale of securities or assets or otherwise) of any business or assets, made by the Company and its Subsidiaries from the beginning of such four-quarter period through the Determination Time as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

          REP  =    the total amount of Excess Proceeds from the applicable
                    Asset Sale remaining after deducting therefrom all portions thereof applied prior to the Determination
                    Time pursuant to this Section 4.13, but without giving effect to the Asset Sale Redemption (if any) represented by "X" in the formula or to the Asset Sale
                    Payment represented by "Y" in the formula.

          Y    =    the amount of the proposed Asset Sale Payment to be
                    made at the Determination Time pursuant to this
                    Section 4.13(c).

               (d) As soon as practicable, but in no event later than 10 Business Days after any date (an "Asset Sale Trigger Date") that the aggregate amount of Available Proceeds exceeds $15,000,000, the Company shall, if and to the extent permitted by the agreements governing any Senior Indebtedness of the Company, subject to the provisions of Article 10, commence an offer to purchase the maximum principal amount of Notes that may be purchased out of such Available Proceeds, at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Offer shall be effected in accordance with Section 3.8 and Article 3 (to the extent applicable) and the provisions of this Section 4.13. To the extent that any Available Proceeds remain after completion of an Offer, the Company may use the remaining amount for any purpose permitted by this Indenture, but not, unless otherwise permitted by Section 4.5, to offer to repurchase or otherwise redeem, repurchase, retire or acquire for value any Pari Passu Indebtedness or Subordinated Indebtedness. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Indebtedness of the Company from repurchasing Notes with Available Proceeds pursuant to an Offer as required by the first sentence of this Section 4.13(d), the Company shall promptly use all Available Proceeds to permanently reduce outstanding Senior Indebtedness of the Company.

               (e) If, at any time, any funds are received by or for the account of the Company or any of its Subsidiaries upon the sale, conversion, collection or other liquidation of any non-cash consideration received in respect of an Asset Sale, such funds shall, when received, constitute Excess Proceeds and shall, within 360 days after the receipt of such funds, be applied as provided in this Section 4.13.

          Section 4.14   Maintenance of Office or Agencies.

               The Company will maintain in the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Section 4.15   Limitation on Certain Debt.

               The Company shall not Incur or suffer to exist any Indebtedness (other than Designated Senior Debt, purchase money Indebtedness secured by a Lien described in clause (vi) of the definition of Permitted Liens (so long as such Indebtedness was not Incurred in violation of this Indenture), and the Notes) that would rank subordinate to or junior in right of payment to any other Indebtedness of the Company, unless the Indebtedness so Incurred is either (i) Pari Passu Indebtedness or
          (ii) Subordinated Indebtedness and by its terms, or by the terms of any agreement or instrument pursuant to which such Subordinated Indebtedness is Incurred, (A) such Subordinated Indebtedness does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Notes and (B) such Subordinated Indebtedness does not permit redemption or other retirement thereof (including pursuant to an offer to purchase made by the Company) at the option of the holder thereof prior to the final stated maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Subordinated Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.12; provided, however, that the foregoing limitation shall not apply to (1) distinctions between categories of Indebtedness which exist by reason of any Liens arising or created in respect of some but not all Indebtedness and (2) any intercreditor agreements (to which the Company is not a party) among different classes of creditors of the Company.

          Section 4.16.  Maintenance of Properties.

               The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.16 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Holders.

          Section 4.17.  Maintenance of Insurance.

               The Company shall, and shall cause its Significant Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Significant Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that a different use of such proceeds is, as determined by the Company, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          Section 4.18.  Compliance with Laws.

               The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a Material Adverse Effect.

          Section 4.19. Limitation on Issuances and Dispositions of Capital Stock of Subsidiaries.

               The Company (i) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, or otherwise dispose of any Capital Stock, or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of 100% of the Capital Stock of such Subsidiary and the Excess Proceeds from such transfer, conveyance or sale are applied in accordance with Section 4.13 hereof and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Company or a Wholly-Owned Subsidiary; provided, however, that this Section 4.19 shall not prevent the sale of less than 100% of the Capital Stock of a Subsidiary of the Company if
          (A) immediately after and giving pro forma effect to such transaction as if the Company ceased to own any equity interest in such Subsidiary on the first day of the four most recent full fiscal quarters ending immediately prior to such transaction (even if less than 100% of the Capital Stock of such Subsidiary is sold) and the application of proceeds therefrom, the Company could incur at least $1 of Indebtedness pursuant to Section 4.7(b) or (B) such Subsidiary accounted for 5% or less of Operating Cash Flow for the four-quarter period described in clause (A) and is projected by the Company in good faith (as set forth in an Officers' Certificate delivered to the Trustee) to account for less than 5% of Operating Cash Flow for the four quarters immediately following such transaction.

                                      ARTICLE 5

                                      SUCCESSORS

          Section 5.1    Merger or Consolidation.

                    (a) The Company (i) shall not consolidate with or merge into any other Person; (ii) shall not permit any other Person to consolidate with or merge into the Company; (iii) shall not permit any other Person to consolidate with, merge into or be merged into by, any Subsidiary (in a transaction in which such Subsidiary (or successor person) remains (or becomes) a Subsidiary); and (iv) shall not directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety (except for any Permitted Disposition, or the merger or consolidation of any Subsidiary of the Company with or into, or the disposition of all or substantially all of the assets of any Subsidiary of the Company to, the Company or any Wholly-Owned Subsidiary of the Company) unless, in any such transaction:

                         (A)  in the case the Company shall
               consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article 5, a "Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                         (B) immediately before and after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

                         (C)  immediately after giving effect to such
               transaction, and treating any Indebtedness Incurred by the

               Company or any Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the Company or the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(b);

                         (D) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the ability to Incur Indebtedness in accordance with Section 4.7(b) as required by clause (C) of this Section 5.1 of the Company or, if applicable, the Successor Company.

                    (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Section 5.2    Surviving Person Substituted.

               Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein. When a Successor Company assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.


                                      ARTICLE 6

                                DEFAULTS AND REMEDIES

          Section 6.1    Events of Default.

                    (a) Each of the following constitutes an "Event of Default": (i) default for 30 days in the payment when due of interest on any Notes (whether or not prohibited by the subordination provisions of this Indenture); (ii) default in the payment when due, whether at maturity, upon acceleration, redemption or otherwise, of principal on any Notes (whether or not prohibited by the subordination provisions of this Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the principal amount of the outstanding Notes to comply with any other provisions of this Indenture or any Notes; (iv) default under any mortgage, indenture or instrument under which there may be Incurred or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10,000,000; (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments, the uninsured portion of which exceeds $10,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof,
          (vi) if under any Bankruptcy Law, (A) the Company or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 60 days, that is for relief against the Company or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the Property of the Company or any Significant Subsidiary, or orders the liquidation of the Company or any Significant Subsidiary; and
          (vii) any of the Applicable Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby or the Company shall so assert in writing.

                    (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."






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          Section 6.2    Acceleration.

                    (a) If an Event of Default (other than an Event of Default under Section 6.1(a)(vi)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all outstanding Notes to be due and payable immediately and, upon such declaration, the principal amount and premium, if any, of all such Notes, and any accrued interest on, all such Notes to the date of payment shall be due and payable immediately; provided, however, that if any Indebtedness is outstanding pursuant to the Subsidiary Debt Documents upon a declaration of acceleration of the Notes (other than any such declaration as a result of an Event of Default under Section 6.1(a)(iv)), the principal and interest on the Notes will not be payable until the earlier of (1) the day which is ten (10) Business Days after notice of acceleration is given to the Company and the Senior Agent under the Bank Credit Agreements, and (2) the date of acceleration of Indebtedness by the Senior Agent.

                    (b) Notwithstanding anything to the contrary in this Indenture, if an Event of Default arises under Section 6.1(a)(vi) the principal amount of, and premium, if any, and any accrued and unpaid interest on, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                    (c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived, and (iii) the Company has delivered an Officers' Certificate to the effect of clauses (i) and (ii) above.

                    (d) In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in
          Section 6.1(a)(iv) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 10 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 10-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default



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          has been cured within 10 days of such maturity or declaration of acceleration as the case may be.

          Section 6.3    Other Remedies.

               Subject to the provisions of Article 10, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.4    Waiver of Past Defaults.

               Subject to the provisions of Sections 6.7 and 9.2 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Note (which may only be waived with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.5    Control by a Majority.

               Subject to Section 7.1(e), the Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability; provided that the Trustee may take other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 6.6    Limitation on Suits.

               A Holder may pursue any remedy with respect to this Indenture or the Notes only if:


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                    (a)  the Holder gives to the Trustee written notice of
                         a continuing Event of Default;

                    (b) the Holder or Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

                    (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                    (e) during such 60-day period the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over any other Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.

          Section 6.7    Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Indenture but subject to Article 10, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Section 6.8    Collection Suit by Trustee.

               If an Event of Default specified in Section 6.1(a)(i) or
          (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest in each case at the rate per annum expressly stated on the Note, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").





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          Section 6.9    Trustee May File Proofs of Claim.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.7) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.7; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          Section 6.10   Priorities.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First:
               to the Holders of Senior Indebtedness to the extent required or permitted by Article 10;

               Second:
               to the Trustee for amounts due under Section 7.7;

               Third:
               if, in accordance with Section 6.6, the Holders proceed against the Company directly, without the Trustee, to the Holders for their collection costs;

               Fourth:
               to Holders for amounts due and unpaid on the Notes


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               for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               Fifth:to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders.

          Section 6.11   Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the Notes.


                                      ARTICLE 7

                                       TRUSTEE

          Section 7.1    Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of an Event of Default:

                    (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and


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







                         opinions to determine whether they conform to this Indenture.

               (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs
                    (a), (b) and (c) of this Section.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.2    Rights of Trustee.

               (a) The Trustee may rely on any document believed to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion, provided that such action or omission does not constitute gross negligence.



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               (c)  The Trustee may act through agents and shall not be
                    responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

          Section 7.3    Individual Rights of Trustee.

          (1) The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Agent or an Affiliate may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          Section 7.4    Trustee's Disclaimer.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

          Section 7.5    Notice of Defaults.

               If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee will not be deemed to have actual knowledge of an event or circumstance for purposes of this Indenture unless (i) it shall have received written notice thereof from the Company or a Holder, (ii) it shall have been acting as Paying Agent when a default under 6.1(a)(i) or 6.1(a)(ii) hereof shall have occurred or (iii) a Trust Officer shall have actual knowledge thereof.

          Section 7.6    Reports by Trustee to Holders.

               After the Company qualifies the Indenture under the TIA, the Trustee shall mail to each Holder a brief report dated within 60 days as of the reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

               Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders


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          shall be filed with the SEC and each stock exchange on which the
          Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

          Section 7.7    Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against, and hold the Trustee harmless against, any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

               The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 7.8    Replacement of Trustee.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10;

               (b)  the Trustee is adjudged a bankrupt or an insolvent;



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               (c)  a receiver or public officer takes charge of the
                    Trustee or its Property; or

               (d)  the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee or the Company, with the consent of the successor Trustee, shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this
          Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          Section 7.9    Successor Trustee by Merger, etc.

               If the Trustee consolidates with, merges or converts with or into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          Section 7.10   Eligibility; Disqualifications.

               At all times this Indenture shall have a Trustee which satisfies the requirements of TIA Section 310(a)(l) and (5), and the Trustee shall have a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00) as stated in
          Section 11.10.  After such qualification, the Trustee shall


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







          comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

          Section 7.11   Preferential Collection of Claims Against Company.

               After the Company qualifies this Indenture under the TIA, the Trustee shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). After such qualification, a Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                      ARTICLE 8

                                DISCHARGE OF INDENTURE

          Section 8.1    Discharge of Liability on Notes; Defeasance.

                    (a) Subject to Sections 8.1(c) and 8.6, this Indenture shall cease to be of any further effect after (i) either the Company has delivered to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or all outstanding Notes have become due and payable and the Company has irrevocably deposited with the Trustee or a Paying Agent money and/or direct, non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in an amount sufficient (without reinvestment thereof and after payment of all Federal, state and local taxes or other charges in respect thereof payable by the Trustee) to pay when due all principal of, premium, if any, and interest on, all outstanding Notes (other than Notes replaced pursuant to Section 2.7), and
          (ii) the Company pays all other sums payable under this Indenture.

                    (b) Subject to Sections 8.1(c), 8.2, and 8.6, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes ("Legal Defeasance Option"), or (ii) its obligations under Sections 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9,
          4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 ("Covenant Defeasance
          Option"). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

               If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in 6.1(a)(iii), (iv) or (v).



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               Upon satisfaction of the conditions set forth in Section 8.2 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

                    (c) Notwithstanding Sections 8.1(a) and (b), the Company's obligations under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.4, 7.7, 7.8, 8.4, 8.5, and 8.6, and the obligations of the
          Trustee and the Paying Agent under Section 8.4 shall survive until the Notes have been paid in full. Thereafter the Company's obligations under Section 7.7 and 8.5 and the obligations of the Company, Trustee and Paying Agent under Section 8.4 shall survive.

          Section 8.2    Conditions to Defeasance.

               The Company may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if: (i) the Company irrevocably deposits in trust with the Trustee or a Paying Agent money and/or U.S. Government Obligations in an amount that, in the opinion of a nationally recognized firm of independent accountants, is sufficient (without reinvestment thereof) for payment in full of all principal of, and premium, if any, and interest on, the Notes when due; provided, however, that the Company may only make such deposit if Article 10 does not prohibit payments on the Notes at the time of the deposit; (ii) 91 days have passed since the Company's irrevocable deposit pursuant to Section 8.2; (iii) no Default has occurred and is continuing on the date of such deposit and after giving effect to it; (iv) such deposit does not constitute a default under any other agreement binding on the Company; (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;
          (vi) in the case of a Legal Defeasance Option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
          (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (vii) in the case of a Covenant Defeasance Option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (viii) the Company


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          delivers to the Trustee an Officers' Certificate and an Opinion
          of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes contemplated by this
          Article 8 have been satisfied.

          Section 8.3    Application of Trust Money.

               The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this
          Article 8. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes. Money deposited with the Trustee or a Paying Agent pursuant to this Article 8 shall not be subject to the provisions of Article 10.

          Section 8.4    Repayment of Company.

               After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them.

               Any money deposited with the Trustee or a Paying Agent pursuant to this Article 8 for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 8.5    Indemnity for U.S. Government Obligations.

               The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to this Article 8 or the principal and interest received on such cash and/or U.S. Government Obligations.

          Section 8.6    Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8


                                          72
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          by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations under this Indenture and the Notes, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                      ARTICLE 9

                                      AMENDMENTS

          Section 9.1 Amendments and Supplements Permitted Without Consent of Holders.

                    (a) Notwithstanding Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; provided that such amendment does not adversely affect the rights of any Holder; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article 5 in which the Company is not the Surviving Person; (iv) make any change that would (1) provide any additional rights or benefits to Holders or (2) not adversely affect the legal rights under the Indenture of any Holder, (v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA, or (vi) provide for the issuance of the Series B Notes, which will have terms substantially identical in all material respects to the Series A Notes (except that the transfer restrictions contained in the Series A Notes will be modified or eliminated as appropriate), and which will be treated, together with any outstanding Series A Notes, as a single issue of Notes.

                    (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, and the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations


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          that may be contained in any such amended or supplemental
          indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.2    Amendments and Supplements Requiring Consent of
                         Holders.

                    (a) Except as otherwise provided in Section 9.1(a) and 9.2(c), the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                    (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                    (c) Without the consent of each Holder affected, no amendment, supplement or waiver to this Indenture shall: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the Holders, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (1) rescind an acceleration of the Notes that resulted from a non-payment default, and (2) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes,
          (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on, the Notes, (vii) waive a redemption payment with respect to any Note,
          (viii) make any change to the provisions of Article 10 that



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          adversely affects Holders, or (ix) make any change in Section
          6.4, Section 6.7 or this sentence.

                    (d) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Section 9.3    Compliance with TIA.

               Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

          Section 9.4    Revocation and Effect of Consents.

                    (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment or waiver.

                    (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date.

                    (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in
          Section 9.2(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder



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          of a Note that evidences the same debt as the consenting Holder's
          Note.

          Section 9.5    Notation on or Exchange of Notes.

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.6    Trustee Protected.

               The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections
          11.4 and 11.5 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

          Section 9.7 Amendments Requiring Consent of Holders of Senior Indebtedness.

               No amendment or modification to Article 10, this Section 9.7 or Section 11.15 may be made to this Indenture without the consent of (a) so long as any Obligations with respect to any Indebtedness under any Bank Credit Agreements remain unpaid, holders of at least 66 % of the outstanding Indebtedness under the Bank Credit Agreements (and, to the extent that there are unused commitments under the Bank Credit Agreements, such unused commitments), and (b) after all Indebtedness under the Bank Credit Agreements has been paid in full, and all commitments of each of the Bank Lenders thereunder have been terminated in full,
          holders of at least 66   % of the outstanding Indebtedness under
          the WGHP Notes (and to the extent there are outstanding commitments under the WGHP Notes, such unused commitments).








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                                      ARTICLE 10

                                    SUBORDINATION

          Section 10.1   Agreement to Subordinate.

               The Company agrees, and each Holder by accepting a Note agrees, any provision of this Indenture or the Notes to the contrary notwithstanding, that all Subordinated Obligations owed under and in respect of the Notes or any of the other Applicable Documents are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Indebtedness of the Company, and that the subordination of the Subordinated Obligations pursuant to this
          Article 10 is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or Incurred thereafter.

          Section 10.2   Liquidation; Dissolution; Bankruptcy.

                    (a) Upon any distribution of cash, securities or other property of the Company to creditors upon any Insolvency or Liquidation Proceeding with respect to the Company, the holders of any Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations under or in respect of such Senior Indebtedness (including Post-Petition Interest) before the Holders will be entitled to receive any payment or distribution (other than in Reorganization Securities) on account of Subordinated Obligations and until all Obligations with respect to such Senior Indebtedness are paid in full in cash or Cash Equivalents, any payment or distribution (other than in Reorganization Securities) on account of Subordinated Obligations to which the Holders would be entitled shall be made to the holders of the Company's Senior Indebtedness on a pro rata basis. Upon any Insolvency or Liquidation Proceeding with respect to the Company, any payment or distribution (other than in Reorganization Securities), to which the Holders or the Trustee would be entitled on account of Subordinated Obligations but for the provisions of this Article 10 shall be paid by the Company, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee or the Paying Agent if received by them, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Senior Indebtedness until all such Senior Indebtedness has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, holders of Senior Indebtedness.



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                    (b)  The consolidation of the  Company with, or the
          merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its Property and assets as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed an Insolvency or Liquidation Proceeding for the purposes of this Section 10.2 if the Surviving Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

                    (c) Notwithstanding anything to the contrary in this Indenture, any Disposition by or involving the Company, or the liquidation or dissolution of the Company following any Disposition, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section
          10.2 if such Disposition is permitted under Article 5.

          Section 10.3   Default on Senior Indebtedness.

               Neither the Company nor any Trustee or Paying Agent shall make any payment or distribution (other than in Reorganization Securities) on account of Subordinated Obligations if (a) a default in the payment of the principal of, or premium, if any, or interest on, or any other amount owing with respect to any Senior Indebtedness (a "Payment Default") occurs and is continuing, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (b) the Trustee has received written notice (a "Payment Blockage Notice") from the Senior Agent that a Nonpayment Default (as defined below) has occurred and is continuing; provided, however, that payments and distributions on account of Subordinated Obligations shall resume, and all past due amounts on the Notes shall be paid
          (i) in the case of a Payment Default, on the date on which such default is cured or waived or shall have ceased to exist and all Obligations then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents and (ii) in the case of a Nonpayment Default, on the earliest of (A) the date on which such Nonpayment Default is cured or waived or shall have ceased to exist, (B) 179 days after the date on which the Payment Blockage Notice with respect to such Nonpayment Default was received by the Trustee, or (C) the date on which such blockage period shall have been terminated by written notice to the Company or the Trustee from the Senior Agent unless the maturity of any Senior Indebtedness has been accelerated and the Company has defaulted with respect to the payment of such Senior Indebtedness. No more than one Payment Blockage Notice may be given during any consecutive 365-day period and during any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of Nonpayment Defaults on Senior Indebtedness shall not exceed 179 days and there shall be a period of at least 186


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          consecutive days in each consecutive 365-day period when such payments are not prohibited. If the Senior Agent delivers a Payment Blockage Notice to the Trustee in respect of any Nonpayment Default, no Nonpayment Default that existed or was continuing on the date of delivery of such notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days. "Nonpayment Default" means any event of default under the terms of any instrument governing any Senior Indebtedness permitting one or more holders of such Senior Indebtedness (or a Representative on behalf of the holders thereof) to declare all or part of such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

          Section 10.4   Acceleration of Notes.

               If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the Senior Agent and each holder of the Company's Senior Indebtedness of the acceleration.

          Section 10.5   When Distributions Must be Paid Over.

                    (a) If the Company or any Trustee or Paying Agent shall make any payment or distribution on account of Subordinated Obligations at a time when such payment is prohibited by this
          Article 10, then and in such event the Trustee, Paying Agent or Holders, as the case may be, receiving such payment or distribution shall hold such payment or distribution in trust for the benefit of, and shall pay over and deliver to, the holders of the Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their Representative, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Indebtedness.

                    (b) Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes shall prevent (i) the Company, at any time except during the pendency of any Insolvency or Liquidation Proceeding or under the conditions described in
          Section 10.3, from making payments or distributions on account of Subordinated Obligations or (ii) the application by any Trustee or Paying Agent of any money deposited with it hereunder to such payments or distributions or the retention of such payments or distributions by the Holders, if, at the time of such application by such Trustee or Paying Agent, it did not have knowledge that such payment or distribution would have been prohibited by the provisions of this Article 10.


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                    (c)  With respect to the holders of Senior
          Indebtedness, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this
          Article 10, and no implied covenants or obligations with respect to any holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any holders of Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness are entitled pursuant to this Article 10, except if such payment is made at a time when a Trust Officer has knowledge that the terms of this Article 10 prohibit such payment.

          Section 10.6   Notice.

                    (a) Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 10, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, the Senior Agent, one or more holders of Senior Indebtedness or a Representative of any holders of Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Indebtedness (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee or Paying Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                    (b) The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any other Obligation in respect of the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Subordinated Obligations to



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          the Senior Indebtedness provided in this Article 10 or the rights of holders of such Senior Indebtedness under this Article 10.

          Section 10.7   Subrogation.

               After all Senior Indebtedness has been paid in full in cash or Cash Equivalents and until the Notes are paid in full, the Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this
          Article 10 to holders of Senior Indebtedness that otherwise would have been made to the Holders is not, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, a payment or distribution by the Company to or on account of its Senior Indebtedness.

          Section 10.8   Relative Rights.

                    (a) The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
          Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among the Company, its creditors other then holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Notes in accordance with their terms;
          (ii) affect the relative rights of the Holders and the Company's creditors other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive payment and distributions otherwise payable or distributable to the Holders.

                    (b) The failure to make a payment on account of principal of, or premium, if any, or interest on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

          Section 10.9   The Company and Holders May Not Impair
                         Subordination.

                    (a) No right of any holder of Senior Indebtedness to enforce the subordination as provided in this Article 10 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the


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          Company with the terms, provisions and covenants of this
          Indenture, the Notes, any other Applicable Document or any other agreement regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

                    (b) Without in any way limiting Section 10.9(a), the holders of any Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (1) the terms of such Senior Indebtedness, (2) any security for, or any guarantee of, such Senior Indebtedness, (3) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability Incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability Incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability Incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of Senior Indebtedness) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability Incurred in respect of such Senior Indebtedness.

          Section 10.10  Distribution or Notice to Representative.

               Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness, the distribution may be made and


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          the notice given to their Representative, if any.  If any payment or distribution of the Company's assets is required to be made to holders of any Senior Indebtedness pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Indebtedness or a Custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article 10.

          Section 10.11  Rights of Trustee and Paying Agent.

               The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment or distribution on account of Subordinated Obligations to violate this Article 10. Only the Company, a Representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no Representative may give such notice.

               To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          Section 10.12  Authorization to Effect Subordination.

               Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes, (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

               If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Indebtedness of the Company are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.







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          Section 10.13  Payment.

               For all purposes of this Article 10, a "payment or distribution on account of Subordinated Obligations" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance or acquisition of any Note or with respect to any other Applicable Document, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness or Obligation being subordinated to any Subordinated Obligations, and any direct or indirect payment or recovery on any claim (including claims for indemnification or liquidated damages) relating to or arising out of this Indenture, any Note, the Issuance of any Note, any of the Applicable Documents or any of the transactions contemplated by or referred to therein.

          Section 10.14  Defeasance of this Article 10.

               The subordination of the Notes provided by this Article 10 is expressly made subject to the provisions for defeasance in
          Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance (provided that any deposit pursuant to Section 8.2 was not prohibited by this Section 10 or any other instrument or agreement governing any Senior Indebtedness and did not constitute a default under any such instrument or agreement), the Notes then outstanding shall thereupon cease to be subordinated pursuant to this Article 10; provided, however, that if the Company's obligations under this Indenture and the Notes are revived and reinstated in accordance with the terms of
          Section 8.6 hereof, the subordination provisions of this
          Article 10 shall be revived and reinstated with respect to all Subordinated Obligations.

          Section 10.15  No Claims Against Subsidiaries.

               The Company and the Holders acknowledge and agree as follows: (a) the Notes and other Applicable Documents are an obligation of the Company only, and the Holders have and will have no claim, right or demand against any Subsidiary of the Company or any assets or properties of any Subsidiary of the Company on or in respect of the Notes or other Applicable Documents; (b) the Company is, and is capitalized as, a separate legal entity such that any claim, right or demand by the Holders with respect to the assets and properties of any Subsidiary of the Company would be solely as a creditor of a direct or indirect shareholder of such Subsidiary and that such arrangement has been relied upon by and is for the benefit of holders of Senior

          Indebtedness; (c) the Company's direct and indirect Subsidiaries have no obligation to pay dividends to or to make Investments in the Company, for the purpose of funding payment obligations of the Company to the Holders or otherwise, (d) the Subsidiary Debt Documents permit Subsidiaries of the Company to pay dividends to or to make Investments in the Company only in limited amounts and under specified circumstances (provided that any and all such limitations shall at all times be subject to Section 4.11 hereof); and (e) the Subsidiary Debt Documents restrict the amendment of this Indenture, the Notes and the other Applicable Documents without the consent of certain of the Bank Lenders.


                                      ARTICLE 11

                                    MISCELLANEOUS

          Section 11.1   Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

          Section 11.2   Notices.

               Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

                    If to the Company:

                         One East Fourth Street
                         Cincinnati, Ohio 45202
                         Attention:  Gregory C. Thomas, Senior Vice
          President

                    If to the Trustee:

                         Shawmut Bank Connecticut, National Association 777 Main Street
                         Hartford, Connecticut 06113
                         Attention: William Munroe


               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 11.3   Communication by Holders with Other Holders.

               Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

          Section 11.4   Certificate and Opinion as to Conditions
                         Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers' Certificate (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

          Section 11.5   Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the
          TIA) shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been compiled with; and (d) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

          Section 11.6   Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 11.7   Legal Holidays.

               A "Legal Holiday" used with respect to a particular place of payment is a Saturday, Sunday or a day on which banking institutions in New York City, New York, or Hartford, Connecticut, or at such place of payment, are not required to be open. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 11.8   No Recourse Against Others.

               No director, officer, employee, incorporator or shareholder of the Company or the Trustee shall have any liability for any obligation of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the Issuance of the Notes.

          Section 11.9   Counterparts.

               This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 11.10  Initial Appointments, Compliance Certificates.

               The Company initially appoints the Trustee as authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.3 shall be for the fiscal year ending on December 31, 1994.

          Section 11.11  Governing Law.

               The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

          Section 11.12  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

          Section 11.13  Successors.

               All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 11.14  Severability.

               If any provision in this Indenture or in the Notes shall be held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability in every other respect of the remaining provisions shall not in any way be affected or impaired thereby, it being understood that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          Section 11.15  Third Party Beneficiaries.

               Holders of Senior Indebtedness are third party beneficiaries of, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

          Section 11.16  Table of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                              [SIGNATURES ON NEXT PAGE]

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as at the date first written above.

                                           GREAT AMERICAN COMMUNICATIONS
                                             COMPANY



                                           BY:
                                             Name:
                                             Title:


          Attest:



                                  (SEAL)


                                           SHAWMUT BANK CONNECTICUT,
                                           NATIONAL ASSOCIATION


                                           BY:
                                             Name:
                                             Title:


          Attest:



                                  (SEAL)

                                                                  EXHIBIT A


                               [FORM OF SERIES A NOTE]


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

          IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A NOTE PURCHASE AGREEMENT DATED AS OF FEBRUARY 3, 1994, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND PROPOSED TREASURY REGULATIONS PUBLISHED THEREUNDER ON DECEMBER 22, 1992, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $23.25 PER $1,000 OF FACE AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS $976.75 PER $1,000 FACE AMOUNT; (3) THE ISSUE DATE OF THIS SECURITY IS FEBRUARY 18, 1994; AND (4) THE YIELD TO MATURITY OF THIS SECURITY IS 10 %.

                               (Face of Series A Note)
                        GREAT AMERICAN COMMUNICATIONS COMPANY
             9 % Series A Senior Subordinated Note due February 15, 2004

          No.                                               $

               Great American Communications Company, a Florida corporation (hereinafter called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________ ____________ or registered assigns, the principal sum of _____________________________ Dollars on
          February 15, 2004.

               Interest Payment Dates: February 15 and August 15, commencing August 15, 1994
               Record Dates:  February 1 and August 1.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereto.

                                           GREAT AMERICAN COMMUNICATIONS
                                            COMPANY


                                           By:



                                           By:



                                        [SEAL]

          CERTIFICATE OF AUTHENTICATION

          This is one of the Series A Notes referred to in the within mentioned Indenture.
          Shawmut Bank Connecticut, National Association, as Trustee, OR
                                    , as Authenticating Agent,


          By:                               By:

              Authorized Officer              Authorized Signature

                           (Reverse Side of Series A Note)
             9 % Series A Senior Subordinated Note due February 15, 2004

               1. Interest. Great American Communications Company (the "Company") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.
          Interest on this Note will accrue at 9 % per annum from the date this Note is issued until maturity and will be payable semiannually in cash on February 15 and August 15 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 18, 1994, provided that the first Interest Payment Date shall be August 15, 1994. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 1.5% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2. Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date even if such Note is cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by wire transfer of Federal funds, or interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

               3. Paying Agent and Registrar. Securities Transfer Company of Cincinnati, Ohio will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               4. Indenture. The Company issued the Notes under an Indenture, dated as of February 18, 1994 (the "Indenture"), by and among the Company, as issuer of the Notes, and the Shawmut
          Bank Connecticut, National Association (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust
          Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The
          Notes are unsecured general obligations of the Company limited to $250,000,000 in aggregate principal amount.


               5. Registration Rights. Pursuant to the Registration Rights Agreement between the Company and the Holders of the Series A Notes, and subject to certain terms and conditions stated therein, the Company has agreed to make an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Senior Subordinated Notes due 2004,
          Series B, of the Company (the "Series B Notes"), which have been registered under the Securities Act, in like principal amount and in the form attached to the Indenture as Exhibit B. The Series A Notes and the Series B Notes are together referred to herein as the "Notes."

               6. Redemption Provisions. The Notes may not be redeemed at the option of the Company prior to February 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

               Year                                    Percentage

               1999 . . . . . . . . . . . . . . . . . . . . 104.875%
               2000 . . . . . . . . . . . . . . . . . . . . 103.250%
               2001 . . . . . . . . . . . . . . . . . . . . 101.625%
               2002 and thereafter  . . . . . . . . . . . .     100%

               Notwithstanding the foregoing, up to 25% in aggregate principal amount of Notes originally issued under this Indenture will be redeemable from time to time prior to December 31, 1996, at the option of the Company, from the net proceeds of one or more public offerings of Capital Stock of the Company, at a redemption price equal 108.75% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, subject to certain conditions set forth in the Indenture.

               In addition, the Notes will be subject to redemption (a "Change of Control Redemption") at the option of the Company, in whole or in part, at any time within 180 days after the later of
          (a) a Change of Control Trigger Date and (b) the completion of an

          Offer made as a result of a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof, plus
          (ii) accrued and unpaid interest to the redemption date, plus
          (iii) the Applicable Premium, subject to certain conditions set forth in the Indenture.

               Prior to December 31, 1996 the Notes will be subject to redemption (an "Asset Sale Redemption") at the option of the Company in whole or in part, following an Asset Sale in connection with an Asset Sale Payment, from the Excess Proceeds of an Asset Sale; provided that an Asset Sale Redemption may be made by the Company only if, and to the extent that, each of the following conditions is satisfied; (i) only two Asset Sale Redemptions will be permitted under the Indenture; (ii) the maximum aggregate principal amount of Notes that is redeemable pursuant to an Asset Sale Redemption will be limited to that amount which is necessary to make the ratio set forth in Section 4.13(c) of the Indenture, given the amount of the proposed Asset Sale Payment, equal to (but not more or less than) 4.5:1, and
          (iii) after giving effect to the proposed Asset Sale Redemption, at least $100 million in principal amount of Initial Notes will remain outstanding. In the event of an Asset Redemption the Notes will be redeemable at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the periods indicated below.

                              Period              Percentage

                    February 15, 1994 to July 31, 1994102.00%
                    August 1, 1994 to February 14, 1995103.00%
                    February 15, 1995 to December 31, 1996108.75%

               7. Mandatory Offers. (a) Within 60 days after any Change of Control Trigger Date or within 10 Business Days after any Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Section 3.8 of the Indenture.

                    (b) Holders may tender all or, subject to Section 9 below, any portion of their Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

                    (c) Notwithstanding Section 6 above, the Company shall not be required to commence an Offer as a result of a Change of Control if, within 30 days of the Change of Control Trigger Date, the Company notifies the Holders that all outstanding Notes will be redeemed pursuant to a Change of Control Redemption.

                    (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes,
          (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

                    (e) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

               8. Notice of Redemption or Purchase. At least 30 days but not more than 60 days before any Redemption Date the Company shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

               9. Notes to be Redeemed or Purchased. The Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

              10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer.

              11. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

              12. Amendments and Waivers. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

                    (b) Notwithstanding Section 12(a) above, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article 5 of the Indenture and in which the Company is not the Surviving Person; make any change that would provide any additional rights or benefits to Holders or not adversely affect the legal rights under the Indenture of any Holder; comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or to provide for the issuance of the Series B Notes.

                    (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected. Additionally, certain provisions of the Indenture cannot be amended or modified without the consent of at least a majority of the outstanding principal amount of each class of Senior Indebtedness of the Company outstanding.

              13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in the payment when due of principal on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes to comply with any other provisions of the Indenture or the Notes; (iv) default under any mortgage, indenture or instrument under which there may be Issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10,000,000; (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments, the uninsured portion of which exceeds $10,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof, (vi) if under any Bankruptcy Law, (A) the Company or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 60 days, that is for relief against the Company or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the Property of the Company or any Significant Subsidiary, or orders the liquidation of the Company or any Significant Subsidiary; and (vii) any of the Applicable Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby or the Company shall so assert in writing.

              14. Subordination. All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and respect of all Senior Indebtedness of the Company, and that the subordination of the Notes is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or Issued thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

              15. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

              16. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Trustee shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the Issuance of the Notes.

              17. Successor Substituted. Upon the merger, consolidation or other business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the Surviving Person (if other than the Company) resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Surviving Person had been named as the Company in the Indenture.

              18. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

              19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

              20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will use reasonable efforts to cause CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

              22. Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Requests may be made to: Great American Communications Company, One East Fourth Street, Cincinnati, Ohio 45202, Attn: Gregory Thomas, Executive Vice President.

              23. Certain Information Obligations. To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall file with the Trustee copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Indenture. At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company shall furnish the Trustee and the Holders with the information that the Company would have had to provide to the SEC if the Company had been subject to

          Section 13 or 15(d) of the Exchange Act. Also, at any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

                                   ASSIGNMENT FORM

               To assign this Note, fill in the form below:

               FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto




          Please insert social security or other
          identifying number of assignee



               Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing

          ________________________________________ to transfer said Note on the books of the Company.  The agent may substitute another to act for him.



          Date:                          Your Signature:

                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Note)


                   Signature Guarantee:  _________________________

                          OPTION OF HOLDER TO ELECT PURCHASE


               If you elect to have this Note purchased by the Company pursuant to Section 4.12 of the Indenture, check the box:

               If you elect to have this Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box:

               If you elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (multiples of $1,000 only):

          $



          Date:                          Your Signature:

                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Note)


                   Signature Guarantee:  _________________________

                                                                  EXHIBIT B

                               [FORM OF SERIES B NOTE]

          PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND PROPOSED TREASURY REGULATIONS PUBLISHED THEREUNDER ON DECEMBER 22, 1992, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $23.25 PER $1,000 OF FACE AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS $976.75 PER $1,000 FACE AMOUNT; (3) THE ISSUE DATE OF THIS SECURITY IS FEBRUARY 18, 1994; AND (4) THE YIELD TO MATURITY OF THIS SECURITY IS 10 %.


                               (Face of Series B Note)
                        GREAT AMERICAN COMMUNICATIONS COMPANY
                  9 % Senior Subordinated Note due February 15, 2004

          No.                                               $

               Great American Communications Company, a Florida corporation (hereinafter called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________ ____________ or registered assigns, the principal sum of _____________________________ Dollars on
          February 15, 2004.

               Interest Payment Dates: February 15 and August 15, commencing August 15, 1994.
               Record Dates:  February 1 and August 1.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereto.

                                           GREAT AMERICAN COMMUNICATIONS
                                            COMPANY


                                           By:

                                           By:



                                        [SEAL]

          CERTIFICATE OF AUTHENTICATION

          This is one of the Series B Notes referred to in the within mentioned Indenture.
          Shawmut Bank Connecticut, National Association, as Trustee,   OR
          __________________, as Authenticating Agent,


          By:                               By:

              Authorized Officer              Authorized Signature

                           (Reverse Side of Series B Note)
                  9 % Senior Subordinated Note due February 15, 2004

               1. Interest. Great American Communications Company (the "Company") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.
          Interest on this Note will accrue at 9 % per annum from the date this Note is issued until maturity and will be payable semiannually in cash on February 15 and August 15 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 18, 1994, provided that the first Interest Payment Date shall be August 15, 1994. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 1.5% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2. Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date even if such Note is cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by wire transfer of Federal funds, or interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

               3. Paying Agent and Registrar. Securities Transfer Company of Cincinnati, Ohio, will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               4. Indenture. The Company issued the Notes under an Indenture, dated as of February 18, 1994 (the "Indenture"), by and among the Company, as issuer of the Notes, and Shawmut Bank Connecticut, National Association (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act").
          The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured general obligations of the Company limited to $250,000,000 in aggregate principal amount.

               5. Redemption Provisions. The Notes may not be redeemed at the option of the Company prior to February 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

               Year                                    Percentage

               1999 . . . . . . . . . . . . . . . . . . . . 104.875%
               2000 . . . . . . . . . . . . . . . . . . . . 103.250%
               2001 . . . . . . . . . . . . . . . . . . . . 101.625%
               2002 and thereafter  . . . . . . . . . . . .     100%

               Notwithstanding the foregoing, up to 25% in aggregate principal amount of Notes originally Issued under this Indenture will be redeemable from time to time prior to December 31, 1996, at the option of the Company, from the net proceeds of one or more public offerings of Capital Stock of the Company, at a redemption price equal 108.75% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, subject to certain conditions set forth in this Indenture.

               In addition, the Notes will be subject to redemption (a "Change of Control Redemption") at the option of the Company, in whole or in part, at any time within 180 days after the later of
          (a) a Change of Control Trigger Date and (b) the completion of an Offer made as a result of a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof, plus
          (ii) accrued and unpaid interest to the redemption date, plus
          (iii) the Applicable Premium, subject to certain conditions set forth in this Indenture.

          Prior to December 31, 1996 the Notes will be subject to redemption (an "Asset Sale Redemption") at the option of the Company, in whole or in part following an Asset Sale, in connection with an Asset Sale Payment, from the Excess Proceeds of an Asset Sale; provided that an Asset Sale Redemption may be made by the Company only if, and to the extent that, each of the following conditions is satisfied; (i) only two Asset Sale

          Redemptions will be permitted under the Indenture; (ii) the maximum aggregate principal amount of Initial Notes that is redeemable pursuant to an Asset Sale Redemption will be limited to that amount which is necessary to make the ratio set forth in
          Section 4.13(c) of the Indenture, given the amount of the proposed Asset Sale Payment, equal to (but not more or less than) 4.5:1, and (iii) after giving effect to the proposed Asset Sale Redemption, at least $100 million in principal amount of Notes will remain outstanding. In the event of an Asset Redemption the Notes will be redeemable at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the periods indicated below.

                              Period              Percentage

                    February 15, 1994 to July 31, 1994102.00%
                    August 1, 1994 to February 14, 1995103.00%
                    February 15, 1995 to December 31, 1996108.75%

               6. Mandatory Offers. (a) Within 60 days after any Change of Control Trigger Date or within 10 Business Days after any Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Section 3.8 of the Indenture.

                    (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

                    (c) Notwithstanding Section 5 above, the Company shall not be required to commence an Offer as a result of a Change of Control if, within 30 days of the Change of Control Trigger Date, the Company notifies the Holders that all outstanding Notes will be redeemed pursuant to a Change of Control Redemption.

                    (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes,
          (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

                    (e) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.


               7. Notice of Redemption or Purchase. At least 30 days but not more than 60 days before any Redemption ate the Company shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

               8. Notes to be Redeemed or Purchased. The Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

               9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer.

               10. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

               11. Amendments and Waivers. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

                    (b) Notwithstanding Section 11(a) above, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article 5 of the Indenture and in which the Company is not the Surviving Person; make any change that would provide any additional rights or benefits to Holders or not adversely affect the legal rights under the Indenture of any Holder; or comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                    (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected. Additionally, certain provisions of the Indenture cannot be amended or modified without the consent of at least a majority of the outstanding principal amount of each class of Senior Indebtedness of the Company outstanding.

               12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in the payment when due of principal on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes to comply with any other provisions of the Indenture or the Notes; (iv) default under any mortgage, indenture or instrument under which there may be Issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10,000,000; (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments, the uninsured portion of which exceeds $10,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof, (vi) if under any Bankruptcy Law, (A) the Company or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 60 days, that is for relief against the Company or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the Property of the Company or any Significant Subsidiary, or orders the liquidation of the Company or any Significant Subsidiary; and (vii) any of the Applicable Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby or the Company shall so assert in writing.

               13. Subordination. All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and respect of all Senior Indebtedness of the Company, and that the subordination of the Notes is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or Issued thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

               14. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

               15. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Trustee shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the Issuance of the Notes.

               16. Successor Substituted. Upon the merger, consolidation or other business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the Surviving Person (if other than the Company) resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Surviving Person had been named as the Company in this Indenture.

               17. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

               18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

               21. Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Requests may be made to: Great American Communications Company, One East Fourth Street, Cincinnati, Ohio 45202, Attn: Gregory Thomas, Executive Vice President.

               22. Certain Information Obligations. To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall file with the Trustee copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Indenture. At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company shall furnish the Trustee and the Holders with the information that the Company would have had to provide to the SEC if the Company had been subject to
          Section 13 or 15(d) of the Exchange Act. Also, at any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

                                   ASSIGNMENT FORM

               To assign this Note, fill in the form below:

               FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto




          Please insert social security or other
          identifying number of assignee



               Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing

          ________________________________________ to transfer said Note on the books of the Company.  The agent may substitute another to act for him.



          Date:                          Your Signature:

                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Note)


                   Signature Guarantee:  _________________________

                          OPTION OF HOLDER TO ELECT PURCHASE


               If you elect to have this Note purchased by the Company pursuant to Section 4.12 of the Indenture, check the box:

               If you elect to have this Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box:

               If you elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (multiples of $1,000 only):

          $



          Date:                          Your Signature:

                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Note)


                   Signature Guarantee:  _________________________